Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	)	Chapter 11
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HORSEHEAD HOLDING CORP., et al.,[1]	)	Case No. 16-10287 (CSS)
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Debtors.	)	Jointly Administered
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FINDINGS OF FACT, CONCLUSIONS OF LAW, AND

ORDER CONFIRMING DEBTORS’ SECOND AMENDED JOINT PLAN OF

REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

The above-captioned debtors and debtors in possession (collectively, the “Debtors”), having:2

a.	commenced, on February 2, 2016 (the “Petition Date”), these cases (these “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the District of Delaware (this “Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) and, on February 5, 2016, obtained an order of the Ontario Superior Court of Justice (Commercial List) recognizing the Chapter 11 Cases as foreign main proceedings under Part IV of the Companies’ Creditors Arrangement Act;

b.	continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c.	filed, on April 13, 2016, the Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 604] (the “April 13 Plan”), and, on April 14, 2016, the Disclosure Statement for the Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 605] (the “April 14 Disclosure Statement”), which April 13 Plan, April 14 Disclosure Statement, and related documents were subsequently revised or supplemented;

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Horsehead Holding Corp. (7377); Horsehead Corporation (7346); Horsehead Metal Products, LLC (6504); The International Metals Reclamation Company, LLC (8892); and Zochem Inc. (4475). The Debtors’ principal offices are located at 4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania 15205.
[2]	Unless otherwise noted herein, capitalized terms not defined in these findings of fact, conclusions of law, and order (collectively, this “Confirmation Order”) shall have the meaning(s) ascribed to them, as applicable, in the Disclosure Statement (as defined herein) or the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (with Technical Modifications) (Docket Nos. 1566, 1583), dated August 26, 2016, attached hereto as Exhibit A (the “Plan”). The rules of interpretation set forth in Article I.B of the Plan shall apply to this Confirmation Order.

d.	obtained, on July 11, 2016, entry of Order (I) Extending the Debtors’ Exclusive Periods to File a Chapter 11 Plan and Solicit Acceptances Thereof Pursuant to Section 1121 of the Bankruptcy Code and (II) Granting Related Relief [Docket No. 1273] (the “Exclusivity Order”), which extended the Debtors’ exclusive period to file a chapter 11 plan under section 1121 of the Bankruptcy Code through August 30, 2016, and extended the Debtors’ exclusive period to solicit votes on a chapter 11 plan through October 29, 2016;

e.	filed, on July 15, 2016, the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1309] (the “July 15 Plan”), and the Debtors’ Second Amended Disclosure Statement for the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1310] (the “Disclosure Statement”), which each amended the April 13 Plan and the April 14 Disclosure Statement, respectively;

f.	obtained, on July 11, 2016, entry of the Order (I) Approving the Debtors’ Second Amended Disclosure Statement for the Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code; (II) Approving Certain Dates Related to Plan Confirmation; (III) Approving Procedures for Soliciting, Voting, and Tabulating Votes On, and For Filing Objections To, the Plan and Approving the Forms of Ballots and Notices; and (IV) Granting Related Relief [Docket No. 1274] (the “Disclosure Statement Order”), which, among other things, (i) approved the Disclosure Statement as having adequate information, as required under section 1125(a) of the Bankruptcy Code, and (ii) authorized the Debtors to solicit votes with regard to the acceptance or rejection of the July 15 Plan;

g.	obtained, on July 12, 2016, an order recognizing and giving effect to the Disclosure Statement Order from the Canadian Court;

h.	caused, on July 18, 2016, and continuing thereafter (the “Solicitation Date”), solicitation materials and notice of the deadline for objecting to confirmation of the July 15 Plan to be distributed consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, as evidenced by, among other things, the Affidavit of Service of Solicitation Materials [Docket No. 1409] (the “Solicitation Affidavit”), filed on July 29, 2016;

i.	filed, on August 1, 2016, the Debtors’ Motion for an Order Pursuant to Bankruptcy Code Sections 105 & 363 and Bankruptcy Rule 9019 Approving Compromise of Controversy With Indenture Trustee, Ad Hoc Secured Noteholders Committee and First American Title Insurance Company [Docket No. 1415] (the “First American Settlement Motion,” and such underlying settlement, the “First American Settlement”), which, among other things, provides for the settlement of certain claims held by U.S. Bank, National Association, as trustee and collateral agent of the Debtors’ Secured Notes;

j.	filed, on August 9, 2016 and August 17, 2016, the Supplement to the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket Nos. 1443, 1477, and 1555] (collectively, the “Plan Supplement”);

k.	filed, on August 18, 2016, an amended General Unsecured Creditor Cash Pool Exhibit [Docket No. 1483], which amended Exhibit A to the July 15 Plan (the “Exhibit A Amendment”), and caused such amended exhibit to be served on all Holders of Other General Unsecured Claims, as evidenced by the Affidavit of Service filed on August 22, 2016 [Docket No. 1516];

l.	filed, on August 26, 2016, the Plan and a comparison of the Plan to the July 15 Plan to identify modifications to the July 15 Plan (collectively, and together with the Exhibit A Amendment, the “Plan Modifications”) [Docket Nos. 1566, 1583];

m.	filed, on August, 26, 2016, 2016, the Declaration of Joseph Arena on Behalf of Epiq Bankruptcy Solutions, LLC Regarding Voting and Tabulation of Ballots Accepting and Rejecting Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1554] (the “Voting Report”);

n.	filed, on August, 26, 2016 the Debtors’ (I) Memorandum of Law in Support of Confirmation of the Debtors’ Second Amended Joint Plan Of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code and (II) Omnibus Response to Objections Thereto [Docket Nos. 1574, 1578] (the “Confirmation Brief”), and the appendix to the Confirmation Brief [Docket No. 1588];

o.	filed, on August 26, 2016, the Declaration of Andrew Torgove in Support of Confirmation of the Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1577] (the “Torgove Declaration”); and

p.	filed, on August 26, 2016, the [Draft] Findings of Fact, Conclusions of Law, and Order Confirming Debtors’ Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1572].

This Court having:

a.	entered the Agreed Scheduling Order on July 26, 2016 [Docket No. 1379];

b.	set August 30, 2016 at 10:00 a.m. prevailing Eastern Time as the date and time for the commencement of the Confirmation Hearing pursuant to Bankruptcy Rules 3017 and 3018, and sections 1126, 1128, and 1129 of the Bankruptcy Code;

c.	reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Torgove Declaration, the Voting Report, and all other pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of these Chapter 11 Cases;

d.	held the Confirmation Hearing;

e.	heard the statements, arguments, and objections made by counsel in respect of Confirmation of the Plan;

f.	considered all oral representations, testimony, documents, filings, and other evidence regarding Confirmation;

g.	overruled any and all objections to the Plan and to Confirmation, and all statements and reservations of rights not consensually resolved or withdrawn, unless otherwise indicated; and

h.	reviewed evidence proffered or adduced and all arguments made at the hearings held before this Court during the pendency of these Chapter 11 Cases.

NOW, THEREFORE, this Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation having been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the record of these Chapter 11 Cases and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing establish just cause for the relief granted in this Confirmation Order; and after due deliberation thereon and good cause appearing therefor, this Court hereby makes and issues the following findings of fact, conclusions of law, and order:

I. FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings of Fact and Conclusions of Law.

1. The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by this Court at the Confirmation Hearing in relation to Confirmation are hereby incorporated into this Confirmation Order to the extent not inconsistent herewith. To the extent that any of the following constitutes a finding of fact or conclusion of law, it is adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by this Court at the Confirmation Hearing and incorporated herein) constitutes an order of this Court, it is adopted as such.

B.	Jurisdiction and Venue.

2. This Court has subject matter jurisdiction over this matter under 28 U.S.C. § 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. This Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Venue in this Court was proper as of the Petition Date and remains proper under 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2).

C.	Eligibility for Relief.

3. The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement and Joint Administration of these Chapter 11 Cases.

4. On the Petition Date, the Debtors commenced these Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. On February 3, 2016, this Court entered an order [Docket No. 49] authorizing the joint administration and procedural consolidation of these Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b). No request for the appointment of a trustee or examiner has been made in these Chapter 11 Cases.

5. On February 16, 2016, the U.S. Trustee appointed an official committee of unsecured creditors pursuant to section 1102 of the Bankruptcy Code (the “Creditors’ Committee”) [Docket No. 129]. On May 2, 2016, this Court entered an order directing the appointment of an official committee of equity security holders of Horsehead Holding [Docket No. 857]. On May 13, 2016, the U.S. Trustee appointed an official committee of equity security holders of Horsehead Holding [Docket No. 918].

E.	Judicial Notice.

6. This Court takes judicial notice of (and deems admitted into evidence for purposes of Confirmation) the docket of these Chapter 11 Cases maintained by the Clerk of the Court or its duly appointed agent, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before this Court during these Chapter 11 Cases. Any resolution of objections to Confirmation explained on the record at the Confirmation Hearing is hereby incorporated by reference. All unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Plan or Confirmation are overruled on the merits.

F.	Plan Supplement.

7. On August 9, 2016 [Docket No. 1443], and continuing thereafter on August 17, 2016 [Docket No. 1477], on August 25, 2016 [Docket No. 1555], and on August 30, 2016 [Docket No. 1602], the Debtors caused the Plan Supplement to be filed with this Court. The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents were good and proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and the facts and circumstances of these Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, the Debtors, with the consent of the Requisite Plan Sponsors, reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date subject to compliance with the Bankruptcy Code and the Bankruptcy Rules.

G.	Modifications to the Plan.

8. The modifications to the Plan described or set forth in this Confirmation Order, including the Plan Modifications, constitute technical changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest. The Plan Modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and solicitation materials served pursuant to the Disclosure Statement Order, and notice of the Plan Modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases. 9. In accordance with Bankruptcy Rule 3019, these modifications, including the Plan Modifications, do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

H.	Objections Overruled.

10. Any resolution of objections to Confirmation explained on the record at the Confirmation Hearing is hereby incorporated by reference. Except as otherwise set forth in this Confirmation Order, all unresolved objections, statements, and reservations of rights are hereby overruled on the merits.

I.	Financing Orders.

11. On February 4, 2016, this Court entered the Interim Order (A) Authorizing the Debtors to Obtain Postpetition Secured Financing Pursuant to Section 364 of the Bankruptcy Code, (B) Authorizing the Debtors to Use Cash Collateral, (C) Granting Adequate Protection to the Prepetition Secured Parties, (D) Scheduling a Final Hearing, and (E) Granting Related Relief [Docket No. 81], and on March 3, 2016, this Court entered the Final Order (A) Authorizing the Debtors to Obtain Postpetition Secured Financing Pursuant to Section 364 of the Bankruptcy Code, (B) Authorizing the Debtors to Use Cash Collateral, (C) Granting Adequate Protection to the Prepetition Secured Parties, (D) Scheduling a Final Hearing, and (E) Granting Related Relief [Docket No. 252] (the “Final DIP Order”).

J.	Disclosure Statement Order.

12. On July 11, 2016, this Court entered the Disclosure Statement Order, which, among other things: (a) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017; (b) approved the solicitation procedures; (c) fixed August 19, 2016, at 5:00 p.m. (prevailing Eastern Time), as the deadline for voting to accept or reject the Plan (the “Voting Deadline”), as well as the deadline for objecting to the Plan (the “Plan Objection Deadline”); and (d) fixed August 30, 2016, at 10:00 a.m. (prevailing Eastern Time), as the commencement of the Confirmation Hearing.

K.	Transmittal and Mailing of Materials; Notice.

13. As evidenced by the Affidavit of Service filed on August 25, 2016 [Docket No. 1551], the Solicitation Affidavit, and the Voting Report, due, adequate, and sufficient notice of entry of the Disclosure Statement Order, the Plan, the Plan Supplement, and notice of the Assumed Executory Contract and Unexpired Lease Schedule (collectively, such Executory

Contracts and Unexpired Leases, the “Assumed Contracts”) and related cure amounts and the procedures for objecting thereto and resolution of disputes by this Court thereof, has been given to, as applicable: (a) all known Holders of Claims and Interests; (b) parties that requested notice in accordance with Bankruptcy Rule 2002; (c) all non-Debtor counterparties to Executory Contracts and Unexpired Leases; and (d) all taxing authorities listed on the Debtors’ Schedules or Claims Register; each in substantial compliance with the Disclosure Statement Order and Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), and no other or further notice is or shall be required. Due, adequate, and sufficient notice of the Plan Objection Deadline, the Confirmation Hearing (as may be continued from time to time), and any other applicable bar dates and hearings described in the Disclosure Statement Order, were given in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and no other or further notice is or shall be required.

L.	Solicitation.

14. The Debtors solicited votes for acceptance and rejection of the Plan in good faith, and such solicitation complied with sections 1125, 1126, and all other applicable sections of the Bankruptcy Code, Bankruptcy Rules 3017, 3018, and 3019, the Disclosure Statement Order, and all other applicable rules, laws, and regulations.

M.	Voting Report.

15. Prior to the Confirmation Hearing, the Debtors filed the Voting Report [Docket No. 1554]. The procedures used to tabulate the ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations.

16. As set forth in the Plan, Holders of Claims in Classes 4, 5, 6, 7, and 8B (collectively, the “Voting Classes”) for each of the Debtors were eligible to vote on the Plan pursuant to the solicitation procedures. In addition, Holders of Claims in Classes 1, 2, 3, and 8A are Unimpaired and conclusively presumed to accept the Plan and, therefore, are not entitled to vote to accept or reject the Plan. Holders of Claims or Interests in Classes 9, 10, 11, and 12 (collectively, the “Deemed Rejecting Classes”) are Impaired under the Plan, are entitled to no recovery under the Plan, and are therefore deemed to have rejected the Plan.

17. As evidenced by the Voting Report, each of the Voting Classes voted to accept the Plan for each Debtor other than with respect to the Convertible Notes Claims (i.e., Class 6 with respect to Horsehead Holding).

N.	Bankruptcy Rule 3016.

18. The Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and Plan with this Court, thereby satisfying Bankruptcy Rule 3016(b).

O.	Burden of Proof.

19. The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Further, the Debtors have proven the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by clear and convincing evidence.

P.	The Global Settlement.

20. The Plan embodies the terms of, and incorporates, a global settlement (the “Global Settlement”) among the Debtors, the Creditors’ Committee, and the Ad Hoc Group of Noteholders (collectively, the “Settlement Parties”), as further described in Article V.I of the Disclosure Statement. The Global Settlement was negotiated in good faith and at arm’s-length by the Settlement Parties and their advisors. As discussed further below, the Global Settlement also contemplates a contribution of cash in the amount of $3,000,000 to the Debtors by First American in full and final satisfaction of First American’s obligations under the First American Title Policies, as required by the First American Settlement Agreement. The Global Settlement significantly improves the treatment of Holders of Unsecured Claims under the Plan, versus the April 13 Plan, and resolves otherwise lengthy, costly, and uncertain litigation that would likely have presented substantial risks of significantly reduced creditor recoveries.

21. The Global Settlement, as incorporated in the Plan: (a) is a permitted means of implementing the Plan pursuant to section 1123(b) of the Bankruptcy Code; (b) is an integral element of the transactions contemplated by the Plan; (c) confers material benefits on, and is in the best interests of, the Debtors, the Debtors’ estates, and their stakeholders; (d) is fair and equitable, and represents a resolution within the range of reasonableness; and (e) is consistent with sections 105, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, Bankruptcy Rule 9019, and other applicable law. Accordingly, the Global Settlement is in the best interests of the Debtors’ Estates.

1.	The Global Settlement Fairly Resolves Claims and Causes of Action at Issue.

22. As set forth in the Confirmation Brief, the Debtors undertook an independent investigation of the claims or causes of action asserted by the Creditors’ Committee, including pursuant to the Creditors’ Committee Standing Motion and the Creditors’ Committee D&O Claims, which are settled and resolved pursuant to the Global Settlement. Based on that investigation and analysis, the Debtors determined that prosecution of such claims or causes of action would be of limited value to their Estates. Among other things, in the Debtors’ view, prosecution of such claims would be of limited value because the parties subject to the Creditors’ Committee D&O Claims faithfully discharged their fiduciary duties to the Debtors. Additionally, the Debtors determined that even if some value could be realized for non-Zochem general unsecured creditors by prosecution of either the causes of action set forth in the Creditors’ Committee Standing Motion or the Creditors’ Committee D&O Claims, any such value would be (a) highly speculative, (b) subject to litigation risk, and (c) difficult and time consuming to unlock. Ultimately, the Debtors determined that the prosecution of these causes of action would provide less value to the Debtors’ Estates than the value provided for under the Plan.

23. This Court therefore finds that the Global Settlement fairly resolves the Claims and Causes of Action at issue.

2.	The Global Settlement Resolves Litigation That Would Have Been Lengthy, Costly, and Complex.

24. Absent the Global Settlement, the Debtors and the Settlement Parties might have been required to litigate, among other things, issues of derivative standing, Intercompany Claims, the value of assets subject to claims asserted pursuant to the Creditors’ Committee Standing Motion, and the allocation of value of with respect to such assets among the Debtors’ various prepetition and postpetition secured and unsecured creditors, as well as the impact of the claims (including adequate protection claims) arising under the Final DIP Order with respect to each of the foregoing. This undertaking likely would have required substantial discovery, expert testimony, and fact finding, and could have unduly prolonged these Chapter 11 Cases.

25. This Court therefore finds that the Global Settlement resolves what could have otherwise been lengthy, costly, and complex litigation.

3.	The Global Settlement Is in the Best Interest of these Chapter 11 Estates.

26. The Global Settlement eliminates the need for complex and uncertain litigation and provides significant recoveries to creditors in the near term. The Global Settlement also holds overwhelming support from the Debtors’ prepetition unsecured creditors, as demonstrated by the Voting Report. The Global Settlement: (a) represents a sound exercise of the Debtors’ business judgment; (b) was negotiated in good faith and at arm’s-length; (c) is a good faith settlement and compromise; (d) is in the best interests of the Debtors and their Estates; and (e) is fair, equitable, and reasonable under the circumstances of the Chapter 11 Cases. Pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code, in consideration for the classification, distribution, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and full and final settlement of all Claims or controversies resolved pursuant to the Plan and the Global Settlement, including, without limitation, any and all claims and causes of action or disputes that could have been brought against the Secured Notes Collateral Agent or Holders of the Secured Notes by the Creditors’ Committee (whether in its own capacity or by and on behalf of the Debtors’ Estates). This Court therefore finds that the Global Settlement is in the best interests of the Debtors’ Estates.

Q.	Horsehead Holding is Insolvent.

27. As demonstrated by the evidence adduced at the Confirmation Hearing, this Court finds that Horsehead Holding is insolvent. Pursuant to the testimony presented at the Confirmation Hearing and the Torgove Declaration, the enterprise value of the Debtors is insufficient to support a distribution to holders of Section 510(b) Claims and Existing Interests in Horsehead Holding under absolute priority principles under section 1129(b) of the Bankruptcy Code. Accordingly, Holders of Section 510(b) Claims and Existing Interests in Horsehead Holding are entitled to receive no recovery on account of such Claims against and Interests in Horsehead Holding.

R.	Compliance with the Requirements of Section 1129 of the Bankruptcy Code.

28. The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code.

1.	Section 1129(a)(1)—Compliance with Applicable Provisions of the Bankruptcy Code.

29. The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code.

(i)	Sections 1122 and 1123(a)(1)—Proper Classification.

30. The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests into thirteen (13) different Classes, based on differences in the legal nature or priority of such Claims against and Interests in each Debtor (other than Administrative Claims, Professional Fee Claims, DIP Facility Claims, and Priority Tax Claims, which are addressed in Article II of the Plan and are required not to be designated as separate Classes by section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of such Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims or Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code have been satisfied.

(ii)	Section 1123(a)(2)—Specification of Unimpaired Classes.

31. Article III of the Plan specifies that Claims in Classes 1, 2, 3, and 8A are Unimpaired under the Plan. Additionally, Article II of the Plan specifies that Administrative

Claims, Professional Fee Claims, DIP Facility Claims, and Priority Tax Claims are Unimpaired, although these Claims are not classified under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

(iii)	Section 1123(a)(3)—Specification of Treatment of Impaired Classes.

32. Article III of the Plan specifies the treatment of each Impaired Class under the Plan, including Classes 4, 5, 6, 7, 8B, 9, 10, 11, and 12. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

(iv)	Section 1123(a)(4)—No Discrimination.

33. Article III of the Plan provides the same treatment to each Claim or Interest in any particular Class, as the case may be, unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

(v)	Section 1123(a)(5)—Adequate Means for Plan Implementation.

34. Pursuant to section 1123(a)(5) of the Bankruptcy Code, Article IV and various other provisions of the Plan specifically provide in detail adequate and proper means for the Plan’s implementation, including: (a) the good-faith compromise and general settlement of Claims; (b) the issuance of the New Common Equity; (c) Cash proceeds from the purchase of New Common Equity pursuant to the UPA; (d) the issuance of the Warrants; (e) the issuance of Additional Capital Commitment Units; (f) the First American Payment; (g) the authorization to effectuate the Restructuring Transactions; (h) the general authority for all corporate and limited liability company (as applicable) actions necessary to effectuate the Plan; (i) the authorization to assume the D&O Liability Insurance Policies; (j) the appointment of the New Boards; (k) the preservation of Causes of Action; (l) the exemption from the registration and prospectus delivery requirements of section 5 of the Securities Act; (m) the authorization and adoption of the New

Limited Liability Company Agreement; (n) the authorization and the adoption and filing of the certificate of formation for Reorganized Horsehead and a certificate of conversion converting Horsehead Holding Corp. from a Delaware corporation to a Delaware limited liability company as Reorganized Horsehead (such certificates, collectively, the “Reorganized Horsehead Certificate of Conversion”); and (o) the exemption from certain taxes and fees to the extent provided in the Plan. Moreover, the Debtors or the Disbursing Agent, as applicable, will have, immediately upon the Effective Date, sufficient Cash to make all payments required on the Effective Date pursuant to the terms of the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

(vi)	Section 1123(a)(6)—Voting Power of Equity Securities.

35. The Plan does not contemplate the issuance of non-voting equity securities to the extent prohibited by section 1123(a)(6) of the Bankruptcy Code, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

(vii)	Section 1123(a)(7)—Selection of Officers and Directors.

36. The identity and affiliations of the members of the New Boards, to the extent known, are set forth in Exhibit D to the Plan Supplement. The selection of the New Boards is consistent with the interests of Holders of Claims and Interests and public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

(viii)	Section 1123(b)—Discretionary Contents of the Plan.

37. The Plan’s discretionary provisions comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b) of the Bankruptcy Code.

(a)	Section 1123(b)(1)—Impairment/Unimpairment of Claims and Existing Interests.

38. Pursuant to Article III.A of the Plan, Classes 1, 2, 3, and 8A are unimpaired, and Classes 4, 5, 6, 7, 8B, 9, 10, 11, and 12 are impaired, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

(b)	Sections 1123(b)(2) and 1123(d)—Executory Contracts and Unexpired Leases.

39. Article V of the Plan governs the assumption or rejection of the Debtors’ Executory Contracts and Unexpired Leases not previously assumed, assumed and assigned, or rejected pursuant to section 365 of the Bankruptcy Code.

40. On the Effective Date, except as otherwise provided in the Plan, all Executory Contracts or Unexpired Leases will be deemed rejected as of the Effective Date, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that: (a) previously were assumed or rejected by the Debtors; (b) are identified on the Assumed Executory Contract and Unexpired Lease Schedule; (c) are the subject of a motion to assume such Executory Contracts or Unexpired Leases, as applicable, that is pending on the Effective Date, regardless of whether the requested effective date of such assumption is on or after the Effective Date; or (d) are CBAs.

41. Pursuant to section 365(a) and 1123 of the Bankruptcy Code, entry of this Confirmation Order constitutes approval of (a) assumption of the Executory Contracts or Unexpired Leases listed on the Assumed Executory Contract and Unexpired Lease Schedule, and (b) the rejection of any Executory Contracts or Unexpired Leases that will be deemed rejected pursuant to the Plan and paragraph 40 of this Confirmation Order. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by this Court on or after the Effective Date by a Final Order.

42. The Debtors initially filed the Assumed Executory Contract and Unexpired Lease Schedule, Exhibit B-1 to the Plan Supplement, on August 9, 2016 [Docket No. 1443] and supplemented the Assumed Executory Contract and Unexpired Lease Schedule on August 30, 2016 [Docket No. 1602]. The Debtors have provided sufficient notice to each non-Debtor counterparty to the Executory Contracts and Unexpired Leases of the treatment of such contracts described above. The Debtors have also provided adequate assurance of future performance in accordance with section 365 of the Bankruptcy Code.

43. Article V.C of the Plan provides for satisfaction of default claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All cure amounts will be determined in accordance with the underlying agreements, the Assumed Executory Contract and Unexpired Lease Schedule, and applicable bankruptcy and nonbankruptcy law. Any amounts due pursuant to a CBA shall be paid in the ordinary course and any disputes regarding amounts due pursuant to a CBA shall be resolved through the dispute resolution procedure of the CBA. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

(c)	Section 1123(b)(3)—Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action.

44. Compromise and Settlement. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan generally constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of this Confirmation Order constitutes this Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by this Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests, and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of this Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against the Debtors and their Estates and Causes of Action against other Entities.

45. Specifically, Bankruptcy Rule 9019 provides that “on motion by the [debtor in possession] and after a hearing, the bankruptcy court may approve a compromise or settlement.” Fed. R. Bankr. P. 9019(a). Compromises are favored in the bankruptcy context “[t]o minimize litigation and expedite the administration of a bankruptcy estate.” Martin v. Myers (In re Martin), 91 F. 3d 389, 393 (3d Cir. 1996). The Supreme Court has recognized that “in administering reorganization proceedings in an economical and practical manner it will often be wise to arrange the settlement of claims in which there are substantial and reasonable doubts.” Protective Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968) (applying the former Bankruptcy Act). The Third Circuit, applying Protective Committee in the context of a settlement pursuant to Bankruptcy Rule 9019(a), has set forth four factors to be considered: (a) the probability of success in litigation; (b) the likely difficulties of collection; (c) the complexity of the litigation involved and the expense, inconvenience and delay necessarily attending it; and (d) the paramount interest of the creditors. Martin, 91 F.3d at 393; see also In re Marvel Entm’t Grp., Inc., 222 B.R. 243, 249 (D. Del. 1998) (whether a court should approve a settlement under Bankruptcy Rule 9019(a) depends on several factors, including the probability of success in the litigation, the complexity of the litigation, the attendant expense and delay, and the interests of the creditors). In determining whether a settlement satisfies the requirements of Bankruptcy Rule 9019, a court must consider whether it falls above the lowest level in the range of reasonableness. Official Unsecured Creditors’ Comm. v. Pa. Truck Lines, Inc. (In re Pa. Truck Lines, Inc.), 150 B.R. 595, 598 (E.D. Pa. 1992), aff’d without opinion, 8 F.3d 812 (3d Cir. 1993) (settlement must not fall below the lowest level in the range of reasonableness).

46. The Global Settlement and the other settlements contained in and implemented by the Plan satisfy Bankruptcy Rule 9019 as well as the applicable standards imposed by the Third Circuit. Indeed, such settlements are in the best interests of the Debtors’ Estates and creditors and are fair, equitable and reasonable in light of the unique facts and circumstances of these Chapter 11 Cases, including the complex nature of the agreements among parties in interest, including, among other parties, the Debtors, the Creditors’ Committee, the Ad Hoc Group of Noteholders, and First American. Accordingly, such settlements are approved pursuant to Bankruptcy Rule 9019, to the extent such settlements have not already been approved by this Court.

47. Subordinated Claims. The allowance, classification, and treatment of all Allowed Claims and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to seek to re-classify any Allowed Claim, with the exception of any Class 4 Claim, in accordance with any contractual, legal, or equitable subordination relating thereto, subject to providing adequate notice and an opportunity to respond to the Holder of any such Allowed Claim.

48. Releases by the Debtors. The Debtor Release, set forth in Article VIII.C of the Plan, is an essential provision of the Plan. The Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims and Causes of Action released by the Debtor Release; (c) in the best interests of the Debtors and their Estates; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors or their Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

49. The Debtor Release appropriately offers protection to parties that constructively participated in the Debtors’ restructuring. Such protections from liability facilitated the participation of many of the Debtors’ stakeholders in the negotiations and compromises that led to the Plan. In addition, the scope of the Debtor Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan, the Debtor Release is approved.

50. Third-Party Release. The Third-Party Release, set forth in Article VIII.D of the Plan, is an essential provision of the Plan. The Third-Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties, the Debtors, and their Estates; (b) a good faith settlement and compromise of the Claims and Causes of Action released by the Third-Party Release; (c) in the best interests of the Debtors and their Estates; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Releasing Parties asserting any Claim or Causes of Action released pursuant to the Third-Party Release.

51. The Third-Party Release is an integral part of the Plan. Like the Debtor Release, the Third-Party Release and its protections facilitated the participation of many of the Debtors’ stakeholders in the negotiations and compromises that led to the Plan and the structure for the Debtors’ reorganization. Specifically, the Released Parties made significant contributions to these Chapter 11 Cases, including the funding for these Chapter 11 Cases and several critical operational commitments for the Reorganized Debtors. As such, the Third-Party Release appropriately offers protection to parties who constructively participated in and contributed to the Debtors’ restructuring.

52. The scope of the Third-Party Release in the Plan is appropriately tailored under the facts and circumstances of these Chapter 11 Cases, and parties received due and adequate notice of the Third-Party Release and the opportunity to opt out of the Third-Party Release, as applicable. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates, the consensual nature of the Third-Party Release, and the critical nature of the Third-Party Release to the Plan, the Third-Party Release is approved.

53. Exculpation. The exculpation provisions set forth in Article VIII.E of the Plan are essential to the Plan. The record in these Chapter 11 Cases fully supports the Exculpation and the related provisions set forth in Article VIII.E of the Plan, which are appropriately tailored to protect the Exculpated Parties from inappropriate litigation. In light of, among other things, the critical nature of the Exculpation to the Plan, the Exculpation is approved.

54. Injunction. The injunction provisions set forth in Article VIII.F of the Plan are essential to the Plan and are necessary to implement the Plan and to preserve and enforce the Debtor Release, the Third-Party Release, and the Exculpation in Article VIII of the Plan. Such injunction provisions are appropriately tailored to achieve those purposes. Accordingly, the Injunction is approved.

55. Preservation of Claims and Causes of Action. The provisions regarding the preservation of Claims and Causes of Action in the Plan are appropriate and are in the best interests of the Debtors, their respective Estates, and Holders of Claims and Interests.

2.	Section 1129(a)(2)—The Debtors’ Compliance with Applicable Provisions of the Bankruptcy Code.

56. The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, 1126, and 1128, and Bankruptcy Rules 3017, 3018, and 3019.

57. Votes to accept or reject the Plan were solicited by the Debtors and their agents after this Court approved the Disclosure Statement pursuant to section 1125(a) of the Bankruptcy Code and entered the Disclosure Statement Order.

58. The Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the applicable provisions of the Disclosure Statement Order, the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and all other applicable rules, laws, and regulations, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the Exculpation provisions set forth in Article VIII.E of the Plan.

59. The Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distribution of recoveries under the Plan and, therefore, are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made thereunder, so long as such distributions are made consistent with and pursuant to the Plan.

3.	Section 1129(a)(3)—Proposal of Plan in Good Faith.

60. The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the filing of these Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, including the Disclosure Statement, the Disclosure Statement Hearing, the record of the Confirmation Hearing, and all other proceedings held in these Chapter 11 Cases. The Plan is the product of arm’s-length negotiations between and among the Debtors, the Plan Sponsors, the Creditors’ Committee, and certain of the Debtors’ other stakeholders. The Plan itself and the process leading to its formulation provide independent evidence of the Debtors’ good faith, serve the public interest, and assure fair treatment of Holders of Claims and Interests. Consistent with the overriding purpose of chapter 11, the Debtors commenced these Chapter 11 Cases, and proposed the Plan, with the legitimate purpose of allowing the Debtors to restructure their balance sheet, carry out their operational reorganization, and maximize stakeholder value.

61. The Debtors and each of the constituents who negotiated the Plan, along with each of their respective officers, directors, managers, members, employees, advisors and professionals: (a) acted in good faith in negotiating, formulating and proposing, where applicable, the Plan and the agreements, compromises, settlements, transactions, transfers, and documentation contemplated by the Plan; and (b) will be deemed to have acted in good faith in proceeding to (i) consummate the Plan and the agreements, compromises, settlements, transactions, transfers, and documentation contemplated by the Plan, including, but not limited to, the New Organizational Documents, and (ii) take any actions authorized and directed or contemplated by this Confirmation Order

4.	Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable.

62. The procedures set forth in the Plan for this Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors, or the Reorganized Debtors, as applicable, in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of and are in compliance with section 1129(a)(4) of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1129(a)(4).

5.	Section 1129(a)(5)—Disclosure of Identity of Proposed Management, Compensation of Insiders, and Consistency of Management Proposals with the Interests of Creditors and Public Policy.

63. The Plan satisfies the requirements of section 1129(a)(5) of the Bankruptcy Code because the Debtors have disclosed: (a) to the extent known, the identity of the members of the New Board; and (b) the nature and compensation for any insider who will be employed or retained by the Reorganized Debtors under section 101(31) of the Bankruptcy Code. The method of appointment of members of the New Boards was, is, and shall be consistent with the interests of Holders of Claims and Interests and public policy. The proposed officers and directors for the Reorganized Debtors are qualified, and their appointment to, or continuance in, such roles is consistent with the interests of Holders of Claims and Interests and with public policy. Accordingly, the Plan satisfies the requirements of section 1129(a)(5).

6.	Section 1129(a)(6)—Approval of Rate Changes.

64. Section 1129(a)(6) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

7.	Section 1129(a)(7)—Best Interests of Holders of Claims and Interests.

65. The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The evidence in support of the Plan that was proffered or adduced at the Confirmation Hearing, including the Torgove Declaration, the Liquidation Analysis, and the facts and circumstances of these Chapter 11 Cases: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been reasonably controverted by other evidence; and (d) establishes that Holders of Allowed Claims or Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code. This Court finds that the Estate for each Debtor other than Zochem would be administratively insolvent if these Chapter 11 Cases were converted to proceedings under chapter 7 of the Bankruptcy Code.

8.	Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes.

66. Classes 1, 2, 3, and 8A are each Classes of Unimpaired Claims that are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.

67. Because the Plan has not been accepted by Class 6 and the Deemed Rejecting Classes, the Debtors seek Confirmation under section 1129(b), rather than section 1129(a)(8), of the Bankruptcy Code. Thus, although section 1129(a)(8) has not been satisfied with respect to

Class 6 and the Deemed Rejecting Classes, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to Class 6 and the Deemed Rejecting Classes and thus satisfies section 1129(b) of the Bankruptcy Code with respect to each such Class as described further below.

9.	Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

68. The treatment of DIP Facility Claims, Administrative Claims, Professional Fee Claims, and Priority Tax Claims under Article II of the Plan and other Priority Claims under Article III of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

10.	Section 1129(a)(10)—Acceptance By at Least One Impaired Class.

69. As set forth in the Voting Report, all Voting Classes are impaired and each Voting Class has voted to accept the Plan by the requisite number and amount of Claims, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), except with regard to Class 6. Accordingly, the Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code.

11.	Section 1129(a)(11)—Feasibility of the Plan.

70. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence in support of the Plan that was proffered or adduced before and at the Confirmation Hearing, including the Financial Projections attached to the Disclosure Statement: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; (d) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establishes that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.

12.	Section 1129(a)(12)—Payment of Bankruptcy Fees.

71. The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article XII.C of the Plan provides for the payment of all fees payable by the Debtors, or the Reorganized Debtors, as applicable, under section 1930(a) of the Judicial Code.

13.	Section 1129(a)(13)—Retiree Benefits.

72. The Debtors have not obligated themselves to provide retiree benefits and therefore the requirements under section 1129(a)(13) of the Bankruptcy Code are inapplicable. The Debtors do not have any remaining obligations to pay retiree benefits (as defined in section 1114 of the Bankruptcy Code). Therefore, section 1129(a)(13) of the Bankruptcy Code does not apply to these Chapter 11 Cases.

14.	Section 1129(b)—Confirmation of Plan Over Nonacceptance of Impaired Classes.

73. The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding that [Class 6, and] the Deemed Rejecting Class have not accepted the Plan, the Plan may be confirmed because: (a) each other Voting Class voted to accept the Plan; (b) the Plan satisfies all requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8); and (c) the Plan does not violate the absolute priority rule, does not discriminate unfairly, and is fair and equitable with respect to Class 6 and the Deemed Rejecting Classes because there is no Class of equal priority receiving more favorable treatment than Class 6 or the Deemed Rejecting Classes and no Class that is junior to Class 6, or the Deemed Rejecting Classes is receiving or retaining any property on account of their Claims or Interests and the holders of Claims against the Debtors that are senior to Class 6, and the Deemed Rejecting Classes are receiving distributions, the value of which is less than 100% of the Allowed amount of their Claims. The Plan may therefore be confirmed even though not all Impaired Classes have voted to accept the Plan.

15.	Section 1129(c)—Only One Plan.

74. The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan (including previous versions thereof) is the only chapter 11 plan filed in these Chapter 11 Cases.

16.	Section 1129(d)—Principal Purpose of the Plan.

75. The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

S.	Satisfaction of Confirmation Requirements.

76. Based upon the foregoing, the Plan satisfies the requirements for plan confirmation set forth in section 1129 of the Bankruptcy Code.

T.	Good Faith.

77. The Debtors have proposed the Plan in good faith, with the legitimate and honest purposes of reorganizing the Debtors’ ongoing business and maximizing the value of the Debtors’ Estates for the benefit of their stakeholders. The Plan gives effect to many of the Debtors’ restructuring initiatives, including debt reduction and a comprehensive operational fix. Accordingly, the Debtors and all of their respective members, officers, directors, agents, financial advisers, attorneys, employees, partners, affiliates, and representatives have been, are, and will continue to act in good faith if they proceed to: (a) consummate the Plan, and the agreements, settlements, transactions, and transfers contemplated thereby (including, without limitation, the entry into and performance under the Restructuring Transactions); and (b) take the actions authorized and directed or contemplated by this Confirmation Order. Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code.

78. The Debtors and each of their respective officers, directors, employees, attorneys, advisors, investment bankers, consultants, managers, members, partners, agents, and other professionals, and their predecessors, successors, and assigns, in each case, in their respective capacities as such, as applicable: (a) have acted in good faith in negotiating, formulating, and proposing the New Organizational Documents; and (b) will be acting in good faith in proceeding to (i) implement the New Organizational Documents, and (ii) take any actions authorized or contemplated by this Confirmation Order necessary to do so. The New Organizational Documents are the result of good faith, arm’s-length negotiations among the Debtors and the Plan Sponsors, are appropriate and consistent with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, including, but not limited to, Bankruptcy Code sections 1123, 1129, and 1142, and are necessary to the Debtors’ successful emergence from chapter 11. The provisions of the New Organizational Documents are in the best interests of the Debtors, the Estates and Holders of Claims and Interests. The notice provided by the Debtors of the New Organizational Documents was consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order and no other or further notice is or shall be required.

U.	Disclosure: Agreements and Other Documents.

79. The Debtors have disclosed all material facts, to the extent applicable, regarding: (a) the adoption of the New Organizational Documents or similar constituent documents; (b) the identity of known members of the New Boards; (c) the method and manner of distributions under the Plan; (d) the issuance of New Common Equity and the Warrants; (e) the adoption, execution, and implementation of the other matters provided for under the Plan, including those involving corporate or limited liability company (as applicable) action to be taken by or required of the Debtors, or Reorganized Debtors, as applicable; (f) the MEIP; (g) securities registration exemptions; (h) the exemption under section 1146(a) of the Bankruptcy Code; and (i) the adoption, execution, and delivery of all contracts, leases, instruments, securities, releases, indentures, and other agreements related to any of the foregoing.

V.	Implementation.

80. All documents and agreements necessary to implement the Plan, including those contained in the Plan Supplement, and all other relevant and necessary documents (including, without limitation, the New Organizational Documents) have been negotiated in good faith and at arm’s-length, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, foreign, provincial, state, or local law.

II. ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS ORDERED, ADJUDGED, AND DECREED THAT:

A.	Order.

81. This Confirmation Order confirms the Plan, and the Plan is Confirmed.

82. This Confirmation Order approves the Plan Supplement, and the Plan Supplement is approved.

83. The Plan, attached hereto as Exhibit A, is approved in its entirety and confirmed pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order. The documents contained in the Plan Supplement, and any amendments, modifications, and supplements thereto, and all documents and agreements related thereto (including all exhibits and attachments thereto), and the execution, delivery, and performance thereof, are authorized and approved as finalized, executed, and delivered. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, or any related document or exhibit does not impair the effectiveness of that article, section, or provision; it being the intent of this Court that the Plan, the Plan Supplement, and any related document or exhibit are approved and confirmed in their entirety. The terms of the Plan, the Plan Supplement, all exhibits thereto, and all other relevant and necessary documents shall be effective and binding as of the Effective Date.

B.	Objections.

84. All objections to Confirmation of the Plan have been withdrawn, waived, or otherwise resolved by the Debtors prior to entry of this Confirmation Order. All parties have had a full and fair opportunity to litigate all issues raised by the Confirmation Objections, or which might have been otherwise raised, and the Confirmation Objections have been fully and fairly litigated. To the extent that any objections (including any reservations of rights contained therein) to Confirmation of the Plan have not been withdrawn, waived, or settled prior to entry of this Confirmation Order, are not cured by the relief granted herein, or otherwise resolved as stated by the Debtors on the record of the Confirmation Hearing, all such objections are overruled on the merits.

C.	Amendment of the Plan.

85. Subject to the restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors, with the consent of the Required Plan Sponsors, may alter, amend, or modify the Plan with respect to the Debtors, one or more times, after Confirmation but before

Consummation, and, to the extent necessary may initiate proceedings in this Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article X of the Plan.

D.	The Global Settlement.

86. The Global Settlement, as implemented by the Plan, is hereby approved.

E.	Plan Classification Controlling.

87. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. The classifications set forth on the ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim as representing the actual classification of such Claim under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.

F.	General Settlement of Claims.

88. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies resolved pursuant to the Plan. All distributions made to Holders of Allowed Claims in any Class are intended to be and shall be final.

G.	Vesting of Assets in the Debtors.

89. Except as otherwise provided in the Plan, this Confirmation Order, or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan or this Confirmation Order, each of the Reorganized Debtors may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by this Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

H.	Approval of Restructuring Transactions.

90. On the Effective Date or as soon as reasonably practicable thereafter, the Debtors, with the consent of the Requisite Plan Sponsors, may take all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under and in connection with the Plan. The Restructuring Transactions may include one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate (or limited liability) transactions as may be determined by the Debtors, with the consent of the Requisite Plan Sponsors, to be necessary.

91. The actions to implement the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Entities agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law, provided, that none of the Debtors, nor any of the Entities acquired by any Debtor pursuant to the Plan shall make any election to be treated as an association (or corporation) on or prior to the Effective Date for U.S. federal income tax purposes unless otherwise agreed to by the Debtors and the Requisite Plan Sponsors; and (d) all other actions that the applicable Entities determine to be necessary, with the consent of the Requisite Plan Sponsors, including making filings or recordings that may be required by applicable law in connection with the Plan.

I.	Corporate Existence.

92. Except as otherwise provided in the Plan, on the Effective Date, Horsehead Holding Corp. shall be converted pursuant to the Reorganized Horsehead Certificate of Conversion from a Delaware corporation to a Delaware limited liability company, and from and after the Effective Date, Horsehead Holding Corp. (as converted to a Delaware limited liability company and as further reorganized pursuant to and under the Plan or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date, is referred to as Reorganized Horsehead) shall continue to exist after the Effective Date as a separate limited liability company or other form, as the case may be, with all the powers of a limited liability company or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which such Debtor is formed and pursuant to the respective Reorganized Horsehead Certificate of Conversion and New Limited Liability Company Agreement (or other formation documents and New

Organizational Documents) in effect prior to the Effective Date, except to the extent such limited liability company agreement (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

J.	Payment of DIP Facility Claims.

93. Except to the extent that a Holder of an Allowed DIP Facility Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of the Allowed DIP Facility Claims, on the Effective Date, all Allowed DIP Facility Claims shall be paid in full in Cash. Upon payment and satisfaction in full of all Allowed DIP Facility Claims, all Liens and security interests granted to secure such obligations shall be terminated and of no further force or effect.

K.	Cancellation of Existing Securities.

94. On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including, without limitation, the DIP Facility and any and all other credit agreements, shall be deemed cancelled and surrendered without any need for a Holder to take further action with respect to any note(s) or security and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full and discharged; provided, however, that notwithstanding Confirmation or Consummation, any such agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of (a) allowing Holders to receive distributions under the Plan, and (b) allowing Holders of Claims to retain their respective rights and obligations vis-à-vis other Holders of Claims pursuant to the applicable loan documents; provided, further, however, u the preceding proviso shall not affect the discharge of

Claims pursuant to the Bankruptcy Code, this Confirmation Order, or the Plan, or result in any expense or liability to the Reorganized Debtors, as applicable; provided, further, that each of the Unsecured Notes Indenture and the Convertible Notes Indenture shall continue in effect against the Debtors solely for the purposes of (a) preserving any rights of the Unsecured Notes Indenture Trustee and the Convertible Notes Indenture Trustee, as applicable, to indemnification or contribution from, respectively, Holders of Unsecured Notes or Convertible Notes under the Unsecured Notes Indenture or the Convertible Notes Indenture or any direction provided by Holders of the Unsecured Notes or Convertible Notes under the Unsecured Notes Indenture of the Convertible Notes Indenture, as applicable, (b) permitting the Unsecured Notes Indenture Trustee and the Convertible Notes Indenture Trustee to maintain or assert any right or Charging Lien each may have against distributions pursuant to the terms of the Unsecured Notes Indenture or the Convertible Notes Indenture, as applicable, to recover unpaid fees and expenses (including the fees and expenses of its counsel, agents, and advisors) of the Unsecured Notes Indenture Trustee and the Convertible Notes Indenture Trustee to the extent payable pursuant to the Plan, unless paid pursuant to the Plan; (c) enforcing any rights and remedies as between Holders of Unsecured Notes or Convertible Notes thereunder or as between any Holder of Unsecured Notes and the Unsecured Notes Indenture Trustee or as between any Holder of Convertible Notes and the Convertible Notes Indenture Trustee; and (d) the payment of reasonable and documented fees and expenses incurred by the Unsecured Notes Indenture Trustee and the Convertible Notes Indenture Trustee to the extent payable pursuant to the Plan, unless paid pursuant to the Plan.

L.	Issuance of New Common Equity.

95. Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Bankruptcy Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person (including any Holders of Claims or Interests), the New Organizational Documents and the Warrants are hereby approved and shall be valid and binding on the Debtors and, as described below, all holders of New Common Equity, and all units of New Common Equity issued pursuant to the Plan shall be subject to the terms and conditions of the New Organizational Documents. Each owner of New Common Equity takes such interest subject to the terms and conditions of the New Organizational Documents and shall be deemed to be bound by the terms and conditions of the New Organizational Documents. Each Person that receives New Common Equity shall be deemed to be bound by the New Organizational Documents as a member and registered holder of record of New Common Equity from and after the Effective Date even if not a signatory thereto.

96. Each unit of the New Common Equity issued pursuant to the Plan or upon exercise of any Warrant shall be duly authorized, validly issued, fully paid, and non-assessable. Because Reorganized Horsehead will be organized as a limited liability company, each Entity receiving a unit of the New Common Equity (including any Entity receiving a unit of New Common Equity pursuant to the exercise of the Warrants) is deemed to accept any and all terms of and is deemed to be a party to the limited liability company agreement or New Organizational Document as a condition precedent to receiving such distribution. Each distribution and issuance referred to in the Plan shall be governed by the terms and conditions set forth therein applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

97. Without limiting the foregoing, the issuance of the New Common Equity, including the issuance of the Warrants and the issuance of any options or other equity awards

(and any securities underlying such Warrants, options, or other equity awards), if any, pursuant to, or reserved for under the MEIP, by Reorganized Horsehead is authorized without the need for any further corporate action or without any further action by the Holders of Claims. The MEIP shall either be: (a) determined by the New Boards after the Effective Date; or (b) adopted by the New Boards on the Effective Date.

98. Notwithstanding anything in the Plan: (a) the distribution to Holders of Secured Notes shall be effected via a mandatory exchange of the Secured Notes for the New Common Equity to which the holders of the Secured Notes are to receive pursuant to the Plan, with such New Common Equity to be registered on Reorganized Horsehead’s records in favor of and issued directly by Reorganized Horsehead to the Holders of the Secured Notes, and the Secured Notes Indenture Trustee shall have no responsibility for such registration or issuance; (b) the distribution to Holders of Unsecured Notes shall be effected via a mandatory exchange of the Unsecured Notes for the New Common Equity to which the Holders of Unsecured Notes are to receive pursuant to the Plan, with such New Common Equity to be registered on Reorganized Horsehead’s records in favor of and issued directly by Reorganized Horsehead to the Holders of the Unsecured Notes, and the Unsecured Notes Indenture Trustee shall have no responsibility for such registration or issuance; and (c) the distribution to holders of Convertible Notes shall be effected via a mandatory exchange of the Convertible Notes for the Warrants to which the Holders of the Convertible Notes are to receive pursuant to the Plan, with such Warrants to be issued either (i) directly by Reorganized Horsehead to the Holders of the Convertible Notes, or (ii) in the event the Warrants are eligible for distribution through The Depository Trust Company (“DTC”), to DTC, and the Convertible Notes Indenture Trustee shall have no responsibility for such registration or issuance.

M.	First American Settlement.

99. Upon the release of the Escrow Disbursement: (a) the “Title Policies,” as defined in the First American Settlement Agreement, shall be forever cancelled, terminated, rescinded, void, and no longer enforceable by any of (i) the Debtors (and/or their successors or assigns, including the Secured Notes Indenture Trustee, the Ad Hoc Group of Noteholders, the Insureds (as defined in the First American Settlement Agreement), and the Holders of Secured Notes), and (ii) the Secured Notes Indenture Trustee, the Insureds, the Ad Hoc Group of Noteholders, the Holders of Secured Notes (and/or their successors or assigns); (b) all representations, warranties, and obligations of First American, if any, including any obligation of First American to provide coverage or a defense (including providing costs) under the Title Policies, are forever cancelled, terminated, rescinded, void, and unenforceable by (i) the Debtors and/or their successors or assigns (including the Secured Notes Indenture Trustee, the Ad Hoc Group of Noteholders, the Insureds, and the Holders of Secured Notes), and (ii) the Secured Notes Indenture Trustee, the Insureds, the Ad Hoc Group of Noteholders (and/or its successors or assigns); and (c) any commitments, endorsements, or other documents issued by First American and/or its agents, its subsidiaries and affiliates, or its subsidiaries’ and affiliates’ agents, related in any way to providing title insurance to the Debtors (and/or their successors and assigns, including the Secured Notes Indenture Trustee, the Ad Hoc Group of Noteholders, the Insureds, and the Holders of Secured Notes), the Secured Notes Indenture Trustee, the Insureds, the Ad Hoc Group of Noteholders, and the Holders of Secured Notes (and/or their successors or assigns), that relate in any way to the property described in the Title Policies, shall be forever cancelled, terminated, rescinded, void, and no longer enforceable by the Debtors, the Secured Notes Indenture Trustee, the Ad Hoc Group of Noteholders, the Insureds, or the Holders of Secured Notes, as applicable. The Insureds are bound by all provisions of the First American Settlement

Agreement and the Order Pursuant to Bankruptcy Code Sections 105 & 363 and Bankruptcy Rule 9019 Approving Compromise of Controversy with Indenture Trustee, Ad Hoc Secured Noteholder Committee and First American [Docket No. 1548] (the “9019 Order”).

N.	Approval of Consents and Authorization to Take Acts Necessary to Implement Plan.

100. Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtors, or any other Entity or Person, including, without limitation: (a) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (b) selection of the managers and officers for the Debtors; (c) the distribution of the New Common Equity and the Warrants, as provided in the Plan; (d) implementation of the Restructuring Transactions; and (e) all other acts or actions contemplated, or reasonably necessary or appropriate, to properly consummate the transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, authorized persons, or officers of the Debtors.

101. On or prior to the Effective Date, as applicable, the appropriate officers, managers, or authorized persons of the Debtors, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, certificates of formation, bylaws, operating agreements, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Debtors, including the New Common Equity and any and all other agreements, documents, securities, and instruments relating to the foregoing.

O.	The Releases, Injunction, Exculpation, Discharge, and Related Provisions Under the Plan.

102. The release, exculpation, discharge, injunction and related provisions set forth in Article VIII of the Plan shall be, and hereby are, approved and authorized in their entirety, including, but not limited to:

(a)	Discharge of Claims and Termination of Interests. The provisions set forth in Article VIII.A of the Plan are hereby approved.

(b)	Releases by the Debtors. The Debtor Release provisions set forth in Article VIII.C of the Plan are hereby approved.

(c)	Third-Party Release. The Third-Party Release provisions set forth in Article VIII.D of the Plan are hereby approved.

(d)	Exculpation. The Exculpation provisions set forth in Article VIII.E of the Plan are hereby approved.

(e)	Injunction. The Injunction provisions set forth in Article VIII.F of the Plan are hereby approved.

P.	Assumption and Rejection of Executory Contracts and Unexpired Leases; Cure Amounts; Adequate Assurance.

103. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety. The Debtors have provided adequate assurance of future performance with respect to each assumed Executory Contract or Unexpired Lease in accordance with section 365 of the Bankruptcy Code.

104. For the avoidance of doubt, on the Effective Date, except as otherwise provided in the Plan, all Executory Contracts or Unexpired Leases will be deemed rejected as of the Effective Date, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that: (a) previously were assumed or rejected by the Debtors; (b) are identified on the Assumed Executory Contract and Unexpired Lease Schedule; (c) are the subject of a motion to assume such Executory Contracts or Unexpired Leases, as applicable, that is pending on the Effective Date, regardless of whether the requested effective date of such assumption is on or after the Effective Date; or (d) are CBAs, which CBAs shall be deemed assumed by the Reorganized Debtors as of the Effective Date. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, with the consent of the Requisite Plan Sponsors, or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Assumed Executory Contract and Unexpired Lease Schedule at any time through and including forty-five (45) days after the Effective Date; provided, that counterparties subject to such alteration, amendment, modification, or supplementation shall be served a notice substantially in the form attached as Exhibit I-1 or Exhibit I-2 attached to the Disclosure Statement Order (as applicable) upon such alteration, amendment, modification, or supplementation. Counterparties to Executory Contracts and Unexpired Leases shall have until thirty (30) days after service to file an objection to the Debtors’ proposed assumption, cure amount, or rejection; provided, further, however, the Debtors shall not alter, amend, modify, or supplement the Assumed Executory Contract and Unexpired Lease Schedule: (a) with respect to any Executory Contracts and Unexpired Leases to which each of J.T. Thorpe and Son, Inc. and Brahma Group, Inc., after thirty (30) days after the Effective Date; and (b) with respect to any Executory Contracts and Unexpired Leases to which CSX Transportation, Inc. is a counterparty, thirty (30) days after the Effective Date. Pursuant to sections 365(a) and 1123 of the Bankruptcy Code, entry of this Confirmation Order constitutes approval of (a) the assumption of the

Executory Contracts or Unexpired Leases listed on the Assumed Executory Contract and Unexpired Lease Schedule, and (b) the rejection of any Executory Contracts or Unexpired Leases that will be deemed rejected pursuant to the Plan and this Confirmation Order.

105. CSX Transportation, Inc. Nothing in the Plan or this Confirmation Order shall constitute an assumption or rejection of any executory contract or unexpired lease between any of the Debtors or CSX Transportation, Inc. (“CSX”). The Debtors and CSX reserve the right to dispute whether any contract between the Debtors CSX is executory for purposes of section 365 of the Bankruptcy Code.

106. Cure Amounts. Except to the extent that less favorable treatment has been agreed to by the non-Debtor party or parties to each such Executory Contract or Unexpired Lease, any monetary defaults arising under each Executory Contract and Unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the applicable Cure Amount set forth on the Assumed Executory Contract and Unexpired Lease Schedule (or set forth in such other order of the Bankruptcy Court authorizing the assumption of such Executory Contract or Unexpired Lease pursuant to the Plan) in Cash on the later of (a) the Effective Date, or (b) on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease. The non-Debtor counterparties to the Executory Contracts and Unexpired Leases assumed pursuant to the Plan or otherwise are barred from disputing the Cure Amounts and/or asserting any additional amount on account of the Debtors’ cure obligations under section 365 of the Bankruptcy Code or otherwise from the Debtors, their Estates, or the Reorganized Debtors, unless such counterparty filed a timely objection in accordance with the Plan. For the avoidance of doubt, this Confirmation Order shall not constitute an order approving the Cure Amounts arising from the assumption of agreements, as identified in the Plan Supplement, with: (a) Hudbay Minerals, for which the Assumed Executory Contract and Unexpired Lease Schedule shall be deemed modified to replace Hudbay Marketing & Sales, Inc. for Hudbay Minerals, and the Cure Amount with respect to Hudbay Marketing & Sales, Inc. is $6,225,968.40; or (b) any non-Debtor counterparties with scheduled or Filed Proofs of Claim against Zochem. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court; provided, however, that notwithstanding anything to the contrary in this paragraph 106 of this Confirmation Order or Article V.C to the Plan, with respect to any Creditor (each, a “Zochem Contract Claim Holder”) holding a Claim with respect to an Executory Contract or Unexpired Lease Filed against Zochem or listed in the Zochem Schedules as not contingent, not unliquidated, and not disputed, to the extent such Zochem Contract Claim Holder is listed on the Assumed Executory Contract and Unexpired Lease Schedule, such Zochem Contract Claim Holder’s Filed Claim or Claim listed in the Zochem Schedules shall not be deemed Disallowed or expunged absent either a Court order granting a timely Filed Claim objection, or payment in full of such Filed or scheduled Claim. Nothing herein shall prohibit any good faith modification to the Claims listed on the Zochem Schedules on notice to the affected claimant(s), provided that any such claimant shall be given the opportunity to file a proof of claim within twenty-one (21) days after any such amendment that reduces the amount of such claimant’s claim.

107. Wells Fargo. Notwithstanding anything in this Confirmation Order, the Plan, or any other order or document to the contrary, all objections, rights, claims and interests of Wells Fargo Rail Services LLC (“WFRS”), Wells Fargo Rail Corporation (“WFRC”), and Wells Fargo Equipment Finance, Inc. (“WFEF”), as well as the rights of the foregoing entities’ affiliates and the Debtors, are fully preserved and unimpaired, including but not limited to any and all objections, rights, claims and interests relating to the proposed assumption or rejection of contracts or treatment of such entities’ claims under the Plan. The Debtors and WFRS, WFRC, and WFEF, respectively, shall promptly negotiate in good faith to resolve any disputes and objections, which may be set forth in a stipulation and proposed order to be submitted under certification of counsel prior to the Effective Date of the Plan. To the extent that no consensual resolution is reached, the parties shall set the matter for hearing at the next available omnibus hearing, as agreed by the parties, prior to the Effective Date.

108. Pre-Effective Date Amendments to Executory Contracts and Unexpired Leases. Prior to assuming any Executory Contract or Unexpired Lease, as provided for herein and in the Plan, pursuant to section 363(b) of the Bankruptcy Code, the Debtors (a) are authorized, in their discretion, subject to the consent of the Requisite Plan Sponsors, to enter into any amendments and modifications to such Executory Contracts and Unexpired Leases, and (b) are authorized and empowered to take any and all steps and to perform such other and further actions as are necessary to carry out, effectuate, or otherwise enforce the terms, conditions and provisions of any such amendments and modifications, without further notice to or action, order, or approval of the Bankruptcy Court. Unless otherwise specified on the Assumed Executory Contract and

Unexpired Lease Schedule, each Executory Contract or Unexpired Lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such Executory Contract or Unexpired Lease, without regard to whether such agreement, instrument or other documents is listed on the Assumed Executory Contract and Unexpired Lease Schedule.

109. Restrictions on Assignment Void. Any Executory Contract or Unexpired Lease assumed shall remain in full force and effect in accordance with its terms, notwithstanding any provision in such Executory Contract or Unexpired Lease (including those of the type described in section 541(c)(1)of the Bankruptcy Code) that prohibits, restricts, or conditions any transfer or assignment, including based on any change of control provision. Consummation of the Plan is not intended to and shall not constitute a change in ownership or control, as defined in any employment or other agreement or plan in effect on the Effective Date to which a Debtor is a party. Any provision that prohibits, restricts, or conditions the assignment or transfer of any such Executory Contract or Unexpired Lease, terminates or modifies such Executory Contract or Unexpired Lease or allows the counterparty to such Executory Contract or Unexpired Lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition thereof on any such transfer or assignment (including on account of any change of control provision), constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

Q.	Release of Liens.

110. Except as otherwise provided in the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens (whether asserted prior to the Effective Date or which could be asserted prior to the Effective Date), pledges, or other security interests against any property of the Estates and Chestnut Ridge Railroad Corp., as set forth in Article VIII.B of the Plan, shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Debtor, or Chestnut Ridge Railroad Corp., and its successors and assigns.

111. For the avoidance of doubt, any Other Secured Claim that is or becomes an Allowed Other Secured Claim is entitled to and shall retain its lien on property of the Debtors, unless and until the Claim is otherwise satisfied with interest. To the extent that any Other Secured Claim is not an “Allowed Claim” as of the Effective Date, nothing in the Plan (whether Article VIII.B. thereof or otherwise) is intended to or shall be deemed to limit, release, or in any way affect any rights, liens or security interests in the property of the Estates, or purported rights, liens or security interests in the property of the Estates. The Debtors reserve all rights as are available to them to seek a determination of the amount, existence, scope, validity, and priority of any such lien or security interest alleged to arise with respect to such Other Secured Claim pending final allowance or disallowance of such claim in accordance with Article VII of the Plan and the Holders of Other Secured Claims reserve all defenses thereto.

R.	Provisions Governing Distributions.

112. The distribution provisions of Article VI of the Plan shall be, and hereby are, approved in their entirety. Except as otherwise set forth in the Plan or this Confirmation Order, the Disbursing Agent shall make all distributions required under the Plan. The timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan or this Confirmation Order, as applicable.

113. The Debtors will pay interest on Allowed Other Secured Claims if paid after the Effective Date. All parties’ rights are reserved with respect to the applicable interest rate.

S.	Post-Confirmation Notices, Professional Compensation, and Bar Dates.

1.	Notice of Entry of this Confirmation Order.

114. In accordance with Bankruptcy Rules 2002 and 3020(c), the Reorganized Debtors shall promptly cause the notice of Confirmation, substantially in the form attached hereto as Exhibit B (the “Notice of Confirmation”), to be served by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided, that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” or “forwarding order expired,” or similar reason, unless the Debtors or Reorganized Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. Mailing and publication of the Notice of Confirmation in the time and manner set forth in this paragraph will be good, adequate, and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c). No further notice is necessary.

115. The Notice of Confirmation will have the effect of an order of this Court, will constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

2.	Other Administrative Claims.

116. The provisions governing the treatment of Allowed Administrative Claims set forth in Article II.A of the Plan are approved in their entirety.

T.	Disputed Claims Reserve.

117. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, on or prior to the Effective Date, the Reorganized Debtors or the Disbursing Agent shall establish a Disputed Claims Reserve for Holders of disputed General Unsecured Claims in Class 8B (to the extent the Debtors in good faith reasonably believe such Claims are or will be disputed) and Other Secured Claims, all or part of which Other Secured Claims shall be paid as General Unsecured Claims in Class 8B to the extent such an Other Secured Claim is ultimately determined, in whole or in part, to be an Allowed General Unsecured Claim (the “Disputed Claims Reserve”). The Disputed Claims Reserve shall be administered by the Reorganized Debtors or the Disbursing Agent, as applicable. The Reorganized Debtors or the Disbursing Agent shall hold Cash in the Disputed Claims Reserve in trust in a segregated account for the benefit of all Holders of General Unsecured Claims in Class 8B ultimately determined to be Allowed. For the avoidance of doubt, to the extent that the disputed General Unsecured Claims or Other Secured Claims are deemed Allowed General Unsecured Claims in Class 8B in whole or in part, such Claims shall be paid their Pro Rata share of the Disputed Claim Reserve in accordance with the terms set forth in Article VIII.D of the Plan; provided, however, that the amount of Disputed Claims Reserve shall be set in an amount determined by the Debtors in good faith and in consultation with the Creditors’ Committee and the Plan Sponsors before the Effective Date and upon notice to Holders of Other Secured Claims; provided, further, that the Disputed Claims Reserve shall be capped (the “Disputed Claims Reserve Cap”) at an amount sufficient to pay Disputed Claims only at the amount as would be paid to the extent such

Disputed Claims are General Unsecured Claims for the applicable Debtor. The Debtors will provide notice to the holders of the Other Secured Claims before the Effective Date of the amount of the Disputed Claims Reserve Cap.

118. For the avoidance of doubt, the Disputed Claims Reserve shall be sufficient to make Pro Rata distributions on account of all Other Secured Claims that are ultimately Allowed, in whole or in part, as Other General Unsecured Claims in Class 8B in/for the same percentage that all other holders of Other General Unsecured Claims may receive or will receive under the Plan as General Unsecured Claims in Class 8B, subject in all respects to the Disputed Claims Reserve Cap.

119. The Reorganized Debtors shall distribute such amounts (net of expenses, including any taxes relating thereto), as provided herein, as such Disputed Claims or Interests are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Disputed Claims as such amounts would have been distributable had such Disputed Claims been Allowed Claims as of the Effective Date.

U.	Professional Compensation.

120. The provisions governing Professional Fee Claims set forth in Article II.B of the Plan are approved in their entirety.

V.	Notice of Subsequent Pleadings.

121. Except as otherwise may be provided in the Plan or herein, notice of all subsequent pleadings in these Chapter 11 Cases after the Effective Date shall be limited to the following parties: (a) the Reorganized Debtors and their counsel; (b) the United States Trustee; (c) counsel for the Required Plan Sponsors; (d) any party known to be directly affected by the relief sought therein; and (e) any party that specifically requests additional notice in writing to the Debtors or the Reorganized Debtors, as applicable.

W.	Exemption from Securities Laws.

122. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of (a) the New Common Equity issued to Holders of Secured Notes Claims and Unsecured Notes Claims, (b) the Warrants issued to Holders of Convertible Notes Claims, (c) the New Common Equity issued upon exercise of the Warrants or any other security obtainable upon exercise of the Warrants pursuant to their terms, and (d) the Banco Bilbao Note to Holders of Banco Bilbao Credit Agreement Claims (collectively, the “Section 1145 Securities”), as contemplated by Article IV.L of the Plan, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act, and any other applicable United States, state, or local law requiring registration prior to the offering, issuance, distribution, or sale of securities and shall be exempt from the registration and prospectus requirements of applicable Canadian securities laws and regulations. Such Section 1145 Securities will not be “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act) and will be freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” (as defined in Rule 144(a)(1) of the Securities Act) of the Reorganized Debtors, (ii) has not been such an “affiliate” within 90 days of such transfer, and (iii) is not an entity that is an “underwriter” as defined in section 1145(b) of the Bankruptcy Code. Under Canadian securities laws and regulations, the Section 1145 Securities will be subject to statutory restrictions upon resale in Canada and may only be resold pursuant to an applicable statutory exemption or discretionary order.

123. Pursuant to section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, the offering, issuance, and distribution of the New Common Equity issued to the Plan Sponsors and the Additional Capital Commitment Units issued to the Additional Capital Commitment Participants, in each case, pursuant to the terms of the UPA, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable United States, state, or local law requiring registration prior to the offering, issuance, distribution, or sale of securities, and shall be exempt from the registration and prospectus requirements of applicable Canadian securities laws and regulations. Such Securities will be “restricted securities” (as defined in Rule 144(a)(3) of the Securities Act) subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law. Under Canadian securities laws and regulations, these securities will be subject to statutory restrictions on resale in Canada, and may only be resold pursuant to an applicable statutory exemption or discretionary order.

X.	Exemptions from Taxation.

124. Pursuant to section 1146 of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and this Confirmation Order hereby directs and shall be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax, recordation fee, or governmental assessment and to accept for filing and recordation any instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment. Such exemption specifically applies, without limitation, to: (a) the creation of any mortgage, deed of trust, Lien, or other security interest; (b) the making or assignment of any lease or sublease; (c) any Restructuring Transaction; (d) the issuance, distribution, and/or sale of any of the New Common Equity and any other Securities of the Debtors or the Reorganized Debtors; and (e) the

making or delivery of any deed or other instrument of transfer in furtherance of or in connection with the Plan, including without limitation, (i) any merger agreements, (ii) agreements of consolidation, restructuring, disposition, liquidation, or dissolution, (iii) deeds, (iv) bills of sale, and (v) assignments executed in connection with any Restructuring Transaction occurring under the Plan.

Y.	Directors’ and Officers’ Liability Insurance.

125. Notwithstanding anything contained in the Plan to the contrary, the D&O Liability Insurance Policies in effect as of the Effective Date shall be continued. To the extent that the D&O Liability Insurance Policies are deemed to be Executory Contracts, then, notwithstanding anything in the Plan to the contrary, the Debtors shall be deemed to have assumed all of the Debtors’ unexpired D&O Liability Insurance Policies pursuant to sections 365(a) and 1123 of the Bankruptcy Code effective as of the Effective Date. Entry of this Confirmation Order constitutes this Court’s approval of the Debtors’ foregoing assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity or other obligations of the insurers under any of the D&O Liability Insurance Policies.

Z.	Preservation of Causes of Action.

126. In accordance with section 1123(b) of the Bankruptcy Code, except as expressly provided for otherwise in the Plan (including, but not limited to, Article IV.V of the Plan), the Debtors and the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Debtors’ and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.

127. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against such Entity as any indication that the Debtors and the Reorganized Debtors will not pursue any and all available Causes of Action against such Entity. The Debtors and the Reorganized Debtors expressly retain all rights to prosecute any and all Causes of Action, including with respect to rejected Executory Contracts and Unexpired Leases, against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order of this Court, the Debtors and the Reorganized Debtors expressly retain all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

AA.	Certain Environmental Liabilities.

128. Nothing in the Plan, any document relating to the Plan or this Confirmation Order releases, discharges, exculpates, precludes, or enjoins the enforcement of: (a) any liability or obligation to, or any Claim or any cause of action by, a Governmental Unit or other Entity under any applicable Environmental Law to which any Entity is subject as and to the extent that they are the owner, lessee, controller, or operator of real property after the Effective Date (whether or not such liability, obligation, Claim, or cause of action is based in whole or part on acts or omission prior to the Effective Date); (b) the obligations of Horsehead Industries, Inc., Horsehead Resource Development Company or Horsehead Corporation, under the Consent

Decree in United States v. Horsehead Industries Inc., Horsehead Resource Development Company, Inc. Viacom International Inc., and TCI Pacific Communications, Inc., Civil Action No. 3:CV-98-0654 (USDC M.D. Pa.), as amended; (c) the obligations of Horsehead Industries, Inc., Horsehead Resource Development Company Inc. or Horsehead Corporation, under the Consent Decree in United States & Commonwealth of Pennsylvania v. Horsehead Resource Development Company, Inc., and Horsehead Industries, Inc., Civil Action No. 1:CV-92-0008 (USDC M.D. Pa.); (d) the obligations of HH liquidating Corp, successor to Horsehead Industries, Inc., and HRD Liquidating Corp., successor to Horsehead Resource Development Company, Inc., and Horsehead Corporation, under Unilateral Administrative Order (“UAO”) EPA Docket No. CERC-03-2005-0366-DC related to Operable Unit 4 (“OU4”) of the Palmerton Zinc Pile Superfund Site; (e) any liability under any applicable Environmental Law to a Governmental Unit that is not a Claim; (f) any Claim under any Environmental Law to a Governmental Unit arising on or after the Effective Date; (g) any liability to a Governmental Unit on the part of any Person or Entity other than the Debtors or the Reorganized Debtors; or (h) any valid right of setoff or recoupment by any Governmental Unit, in each case of (a) through (g) above. For the avoidance of doubt: (a) all Claims under Environmental Law arising before the Effective Date, including penalty claims for days of violation prior to the Effective Date, shall be subject to Article VI of the Plan and treated in accordance with the Plan in all respects, except as noted below, and the Bankruptcy Court shall retain jurisdiction as provided in Article XI of the Plan in relation to the allowance or disallowance of any Claim under Environmental Law arising before the Effective Date; or (b) shall enjoin or otherwise bar any Governmental Unit from asserting or enforcing, outside this Bankruptcy Court, any liability described in the immediately preceding clause (a) hereof; provided, that (i) the Bankruptcy Court retains jurisdiction, but not exclusive jurisdiction, to determine whether environmental liabilities asserted by any Governmental Unit are discharged or otherwise barred by this Confirmation Order, the Plan, or the Bankruptcy Code, and (ii) nothing in this Confirmation Order or the Plan divests any tribunal of any jurisdiction it may have under applicable Environmental Law to adjudicate any defense asserted under this Confirmation Order or the Plan.3

129. Moreover, nothing in the Plan, any document relating to the Plan or this Confirmation Order: shall enjoin or otherwise bar any Governmental Unit from asserting or enforcing, outside this Bankruptcy Court, any liability described in the preceding paragraph 128 of this Confirmation Order; provided, that (a) the Bankruptcy Court retains jurisdiction, but not exclusive jurisdiction, to determine whether environmental liabilities asserted by any Governmental Unit are discharged or otherwise barred by this Confirmation Order, the Plan, or the Bankruptcy Code, and (b) nothing in this Confirmation Order or the Plan divests any tribunal of any jurisdiction it may have under applicable Environmental Law to adjudicate any defense asserted under this Confirmation Order or the Plan.

130. Nothing in the Plan or this Confirmation Order authorizes the transfer or assignment under applicable Environmental Law of any governmental (a) license, (b) permit, (c) registration, (d) authorization, or (e) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements under non-bankruptcy laws and regulations.

[3]	“Environmental Law” means all federal, foreign, provincial, state, and local statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders, agreements and determinations and all common law concerning pollution or protection of the environment, impacts on human health and safety or public health, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act; the Clean Water Act; the Clean Air Act; the Emergency Planning and Community Right-to-Know Act; the Federal Insecticide, Fungicide, and Rodenticide Act; the Resource Conservation and Recovery Act; the Safe Drinking Water Act; the Surface Mining Control and Reclamation Act; the Toxic Substances Control Act; the Occupational Health and Safety Act; and any state or local equivalents. “Governmental Unit” means a “governmental unit,” as defined in section 101(27) of the Bankruptcy Code.

131. As set forth on the Assumed Executory Contract and Unexpired Lease Schedule [Docket No. 1443, Ex. B-1], the Debtors will assume the Assignment Agreement by and between Horsehead Industries, Inc., Horsehead Resource Development Company, Inc., Horsehead Corp. and Viacom International, Inc. dated December 23, 2003, assumption of which will preserve indemnity rights due to the Debtors under that agreement with respect to the UAO for OU4 of the Palmerton Zinc Superfund Site. The United States’ claim for pre-petition unreimbursed response costs incurred in connection with OU4 of the Palmerton Zinc Superfund Site of at least $1,097,922.87, shall pass through the bankruptcy unaffected and be paid in the ordinary course pursuant to the above-referenced indemnification obligation.

132. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, but subject to the last sentence of this paragraph, the Debtors’ liabilities to the United States and the States with respect to the Debtors’ Palmerton, PA Facility and Chicago, IL Facility under the Clean Air Act and applicable State law provisions, as well as Debtors’ Mooresboro, NC, Rockwood, TN and Barnwell, SC facilities under the Resource Conservation and Recovery Act, and applicable State law provisions, shall pass through the bankruptcy unimpaired and unaffected as if the bankruptcy case had never been commenced; provided, that the Debtors reserve all rights, claims, and defenses with respect to the merits of any such liabilities under non-bankruptcy law. If and when the United States and/or a State undertake enforcement activities in the ordinary course with respect to any of the aforementioned facilities, the United States and/or the State may seek a determination of the liability, if any, of the debtors and may seek to obtain a judgment of liability of the Debtors or enter into a settlement with the Debtors in the manner and before the administrative or judicial tribunal in which the United States’ and/or the States’ claims would have been resolved or adjudicated if the bankruptcy case had never been commenced. Any penalties assessed, agreed to as part of a settlement, or imposed under a final order of a Court with jurisdiction shall be paid in the ordinary course, as if the bankruptcy case had never been commenced; provided, however, that, notwithstanding anything in this paragraph to the contrary, any Claims for penalties or fines to be paid for any days of violations prior to the Petition Date shall be paid in the same amount as Allowed General Unsecured Claims are paid under the Plan for the applicable Debtor; provided, further, that, notwithstanding anything in this paragraph to the contrary, any Claims for penalties or fines to be paid for days of violations prior to the Effective Date but after the Petition Date, shall be paid in the same amount as an Allowed Administrative Claim for the applicable Debtor; and provided, further, that, with respect to statutes providing for penalties or fines that are not based on days of violation, any Claims for violations based on acts or omissions before the Petition Date shall be paid in the same amount as Allowed General Unsecured Claims are paid under the Plan for the applicable Debtor, and any Claims for violations based on acts or omissions before the Effective Date but after the Petition Date shall be paid in same amount as an Allowed Administrative Claim for the applicable Debtor; provided, further, that, notwithstanding anything in this paragraph to the contrary, any Claims for punitive damages for acts or omissions before the Petition Date shall be paid in same amount as Allowed General Unsecured Claims are paid under the Plan for the applicable Debtor, and any Claims for punitive damages for acts or omissions before the Effective Date but after the Petition Date shall be paid in same amount as an Allowed Administrative Claim for the applicable Debtor.

133. Nothing in the Plan or this Confirmation Order shall release the Debtors from their obligations to comply with all Environmental Laws, including any permits issued under such Environmental Laws, applicable to their operations at their facility in Ellwood City, Pennsylvania and, to the extent the Debtors are not in compliance with any such Environmental Laws, the Debtors shall continue to work with the Pennsylvania Department of Environmental Protection (“PADEP”), as necessary, to use commercially reasonable efforts to bring their operations and facility in Ellwood City, Pennsylvania into compliance with any such Environmental Laws or permits issued under such Environmental Laws, including the administrative continuation of INMETCO’s hazardous waste permit. The Debtors contemplate that the obligations required under this paragraph 133 of this Confirmation Order will require the Debtors to expend funds to bring their facility located in Ellwood City, Pennsylvania into compliance with applicable Environmental Laws, which funds may be may be entitled to payment as Administrative Claims to the extent incurred prior to the Effective Date. PADEP’s rights and remedies with respect to the Debtors are preserved in the event that INMETCO fails to bring itself into compliance.

BB.	Setoff.

134. Notwithstanding the Debtors’ rights of setoff pursuant to Article VIII.J of the Plan, any Holder of an Other Secured Claim reserves and preserves its right to object to any setoff of its respective Allowed Claims. Any exercise of the Debtors’ setoff rights shall be commenced through an adversary proceeding, contested matter, or claim objection within 90 days after the Effective Date.

CC.	Section 506(a).

135. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, all parties’ rights are reserved with respect to section 506(a) of the Bankruptcy Code.

DD.	Procedures for Resolving Claims and Disputes.

136. The procedures for resolving contingent, unliquidated, and disputed Claims contained in Article VII of the Plan shall be, and hereby are, approved in their entirety.

EE.	Claims of J.T. Thorpe & Son, Inc. and Brahma Group, Inc.

137. Notwithstanding the language of Article VIII.B of the Plan and the Claims Objection Bar Date set forth in Article I.A.35 of the Plan definitions, the Debtors’ deadline to File objections to the Claims of J.T. Thorpe & Son, Inc. and Brahma Group, Inc. shall be the date that is the first business day following ninety (90) days after the Effective Date.

FF.	Industrial Piping, Inc. and F.S. Sperry Co., Inc.

138. For the avoidance of doubt: (a) any Allowed Other Secured Claim of Industrial Piping, Inc. (“Industrial Piping”) and F.S. Sperry Co., Inc. (“F.S. Sperry”) will be paid with interest; (b) the liens asserted by Industrial Piping and F.S. Sperry are not extinguished by the Plan or this Confirmation Order; (c) this Confirmation Order shall not constitute an order approving the proposed Cure Amounts as to Industrial Piping and F.S. Sperry, and the objections that each of them filed as to the Cure Amounts are fully preserved, shall be addressed at a subsequent hearing, and are not overruled hereby; and (d) Industrial Piping’s and F.S. Sperry’s right to assert a setoff are not extinguished by the Plan or this Confirmation Order.

139. Nothing to the contrary that may be contained in the Plan or in this Confirmation Order is intended to supersede, or shall supersede, that Stipulation and Order entered on July 7, 2016 [Docket No. 1254], concerning Industrial Piping’s proofs of claim.

GG.	Management Equity Incentive Plan.

140. The New Boards are authorized to determine the terms and conditions of the MEIP. Notwithstanding the foregoing, and for the avoidance of doubt, this Court has not made any ruling to approve or disapprove the terms and conditions of the MEIP.

HH.	Effectiveness of All Actions.

141. All actions authorized to be taken pursuant to the Plan shall be effective on, prior to, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of this Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders.

142. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, and any documents, instruments, securities, or agreements, and any amendments or modifications thereto.

II.	Effect of Conflict Between the Plan and this Confirmation Order.

143. Except as set forth in the Plan or in this paragraph 143 of this Confirmation Order, to the extent that any provision of the Disclosure Statement, the Plan Supplement, or any other order (other than this Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control in all respects; provided, however, that with respect to any conflict or inconsistency between the Plan and this Confirmation Order, this Confirmation Order shall govern and control.

JJ.	Effect of Conflict Between the Plan, this Confirmation Order, and the Settlement Agreements.

144. Notwithstanding the provisions set forth in Article VIII of the Plan, any other provision of the Plan, and any other provision in this Confirmation Order, the rights and obligations of the parties to the First American Settlement Agreement, as set forth therein, are governed solely by the provisions of the First American Settlement Agreement and the 9019 Order. Notwithstanding anything in the Plan or in this Confirmation Order to the contrary, the provisions of the Plan and this Confirmation Order shall not modify or change in any manner any of the provisions of the First American Settlement Agreement or the 9019 Order. To the extent that any provision of the Disclosure Statement, the Plan, the Plan Supplement, or any other order referenced in the Plan (including any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing) conflict with or are in any way inconsistent with the First American Settlement Agreement or the 9019 Order, the terms of the First American Settlement Agreement and the 9019 Order shall govern in all respects.

KK.	Reservation of Rights.

145. Except as set forth in the Plan, neither the Plan, filing of the Plan, any statement or provision contained in the Plan, nor the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, this Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

LL.	Injunctions and Automatic Stay.

146. Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays in effect in these Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of this Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect through and including the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

MM.	Non-Severability of Plan Provisions Upon Confirmation.

147. This Confirmation Order constitutes a judicial determination that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ and the Requisite Plan Sponsors’ consent; and (c) non-severable and mutually dependent.

NN.	Waiver or Estoppel.

148. Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with this Court prior to the Confirmation Date.

OO.	Effect of Non-Occurrence of Conditions to the Effective Date.

149. If the Effective Date does not occur prior to September 19, 2016, which date may be extended by the consent of the Debtors and the Requisite Plan Sponsors (but in no event later than 60 days from the Confirmation Date), then: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Class of Claims), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan or the

Disclosure Statement shall (i) constitute a waiver or release of any Claims, Interests, or claims held by the Debtors, (ii) prejudice in any manner the rights of the Debtors or any other Person or Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Person or Entity.

PP.	Retention of Jurisdiction.

150. Unless otherwise noted in this Confirmation Order, and in accordance with the terms hereof, this Court properly retains jurisdiction over these Chapter 11 Cases and all matters arising out of, or related to, these Chapter 11 Cases, the Plan, and this Confirmation Order, including those matters specifically set forth in Article XI of the Plan.

QQ.	Lexon Insurance Company’s Surety Bonds.

151. Lexon Insurance Company (“Lexon”) has issued commercial surety bonds on behalf of the Debtors with respect to assets and other contractual obligations to remain with the Reorganized Debtors (collectively, the “Existing Surety Bonds”).

152. Reorganized Debtors’ Surety Bonds. On and as of the Effective Date or as soon as reasonably practicable thereafter, Lexon shall have new bonds (collectively, the “New Surety Bonds”) executed by the appropriate Reorganized Debtor on the same terms and conditions as the Existing Surety Bonds in existence immediately prior to the Effective Date, and each Reorganized Debtor party thereto shall pay any and all premiums and other obligations due or that may become due on or after the Effective Date under such New Surety Bonds. Consistent with previous Orders entered by this Court, the Debtors will continue to pay all premiums and other amounts due, including loss adjustment expenses, on the Existing Surety Bonds as they become due prior to the execution and issuance of the New Surety Bonds.

153. Indemnity Agreements. As of the Effective Date, the Reorganized Debtors, including Horsehead Holding, shall execute new indemnity agreements with Lexon (the “New

Indemnity Agreements”) in a form substantially similar to the existing indemnity agreements, which form shall be satisfactory to Lexon and the Reorganized Debtors, and shall continue to perform under, any of the indemnity agreements or related agreements in place with Lexon immediately prior to the Effective Date (collectively, the “Indemnity Agreements”). The failure to expressly identify any Indemnity Agreement in any schedule pursuant to Article V of the Plan shall not imply the rejection or failure to assume such Indemnity Agreements by the Debtors or the Reorganized Debtors.

154. Applicability of Releases and Injunctions. Notwithstanding any other provisions of the Plan or this Confirmation Order, nothing in the injunction and release provisions of Article VIII of the Plan shall be deemed to apply to Lexon or to Lexon’s claims, nor shall these provisions be interpreted to bar, impair, prevent or otherwise limit Lexon from exercising its rights under any of the surety bonds, letters of credit, indemnity agreements, or the common law of surety.

155. Existing Collateral. Notwithstanding any other provision of the Plan or this Confirmation Order, all letters of credit or other collateral issued to Lexon as security for a Debtor’s obligations under the Existing Surety Bonds or the Indemnity Agreements, shall remain in place for the benefit of the resulting Reorganized Debtors to secure against any “loss” or “default” as defined in the applicable Indemnity Agreement or New Surety Bond incurred by Lexon.

156. Withdrawal of Surety Proofs of Claim. Upon execution of the New Surety Bonds and New Indemnity Agreements, all Proofs of Claim on account of or in respect of any Existing Surety Bond or any Indemnity Agreement shall be deemed withdrawn automatically and without further notice to or action by the Bankruptcy Court.

157. Surety Rights as to Third Parties Unaffected; No Waiver. Nothing in the Plan or this Confirmation Order shall be interpreted to alter, diminish, or enlarge the rights or obligations of Lexon with regard to state and federal agencies, third parties, or otherwise under any surety bonds, any indemnity agreements, or applicable law. Further, nothing contained in paragraphs 151 through 157 of this Confirmation Order relating to Lexon, the Existing Surety Bonds, the Indemnity Agreements, the New Surety Bonds or the New Indemnity Agreements shall constitute or be deemed a waiver of any Cause of Action that the Debtors or Reorganized Debtors may hold against any Entity. For the avoidance of doubt, Lexon shall be deemed a Trade Creditor of the Debtors and the Reorganized Debtors for purposes of the Releases of Avoidance Actions granted in Article IV.V of the Plan.

RR.	Western Oilfield Supply Company d/b/a Rain for Rent.

158. Article II.A of the Plan shall not bar, estop, or enjoin Western Oilfield Supply Company d/b/a Rain for Rent and/or its successors, assigns and insurers (collectively, “Western”) from seeking allowance and payment of its administrative claims at Docket Nos. 743 and 1552, and such administrative claims shall not be deemed discharged as of the Effective Date.

159. Western shall not be subject to Article VI.K.1-2 of the Plan. Article VII.G-H of the Plan shall not prejudice Western’s right to seek an order of this Court after motion, notice, and an opportunity for parties to object, to amend its proofs of claim.

160. Article VIII.A of the Plan shall not discharge, terminate or invalidate Western’s right to seek allowance and payment of its administrative claims at Docket Nos 743 and 1552.

161. For the avoidance of doubt: (a) Western shall not be deemed a “Releasing Party” for the purpose of Article VIII.D of the Plan; (b) Article VIII.E of the Plan shall not prejudice Western’s right to seek payment of its administrative claims at Docket Nos. 743 and 1552;

(c) Article VIII.F of the Plan shall not enjoin or bar Western from seeking allowance and payment of its administrative claims at Docket Nos. 743 and 1552; and (d) Article IV.M of the Plan shall not enjoin or bar Western from seeking allowance and payment of its administrative claims at Docket Nos. 743 and 1552.

162. Nothing contained in paragraphs 158 through 162 of this Confirmation Order shall constitute an admission as to the extent or validity of any claim or act to prejudice any party’s rights to object, on a basis other than the Plan, to Western’s pending motions at Docket Nos. 743 and 1552.

SS.	Ace American Insurance Company.

163. Notwithstanding anything to the contrary in the Plan, the Plan Supplement, this Confirmation Order, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, Article IV.T of the Plan and paragraph 128 of this Confirmation Order, and any other provision that purports to be preemptory or supervening), grants an injunction or release or confers Bankruptcy Court jurisdiction): (a) on the Effective Date, the Reorganized Debtors jointly and severally shall assume the Insurance Contracts (collectively, the “ACE/Chubb Insurance Contracts”) with ACE American Insurance Company and its affiliates (together with their successors, the “ACE/Chubb Companies”) in their entirety pursuant to sections 105 and 365 of the Bankruptcy Code; (b) all ACE/Chubb Insurance Contracts (and any and all letters of credit and other collateral and security provided pursuant or in relation thereto) and all debts, obligations, and liabilities of Debtors (and, after the Effective Date, of the Reorganized Debtors) thereunder, whether arising before or after the Effective Date, shall survive and shall not be amended, modified, waived, released, discharged or impaired in any respect; (c) nothing in the Plan, the Plan Supplement, or this Confirmation Order shall affect, impair or prejudice the rights and defenses of the ACE/Chubb Companies or the Reorganized

Debtors under the ACE/Chubb Insurance Contracts in any manner (including, but not limited to, (i) any agreement to arbitrate disputes, (ii) any provisions regarding the provision, maintenance, use, nature and priority of collateral/security, and (iii) any provisions regarding the payment of amounts within any deductible by the Insurers and the obligation of the Debtors to pay or reimburse the ACE/Chubb Companies therefor), and the ACE/Chubb Companies and the Reorganized Debtors shall retain all rights and defenses under the ACE/Chubb Insurance Contracts, and the ACE/Chubb Insurance Contracts shall apply to, and be enforceable by and against, the Reorganized Debtors and the ACE/Chubb Companies; (d) nothing in the Plan or this Confirmation Order (including any other provision that purports to be preemptory or supervening), shall in any way operate to, or have the effect of, impairing any party’s legal, equitable or contractual rights and/or obligations under any ACE/Chubb Insurance Contract, if any, in any respect; any such rights and obligations shall be determined under the ACE/Chubb Insurance Contracts and applicable non-bankruptcy law; (e) the claims of the ACE/Chubb Companies arising (whether before or after the Effective Date) under the ACE/Chubb Insurance Contracts shall be paid in full in the ordinary course of business by the Reorganized Debtors; (f) the ACE/Chubb Companies shall not need to or be required to file or serve any objection to a proposed cure amount or a request, application, Claim, proof or motion for payment or allowance of any Administrative Claim and shall not be subject to the any bar date or similar deadline governing cure amounts or Administrative Claims; and (g) all stays or injunctions under the Plan or this Confirmation Order, including, without limitation the injunction set forth in Article VIII of the Plan, if and to the extent applicable, shall be deemed not applicable with respect to the ACE/Chubb Companies after the Effective Date solely to permit (i) claimants with valid workers’ compensation claims or direct action claims covered by the ACE/Chubb

Insurance Contracts to proceed with their claims, (i) the ACE/Chubb Companies to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court (A) all valid workers’ compensation claims arising under the workers’ compensation policies issued by the ACE/Chubb Companies, (B) all claims where a claimant asserts a direct claim against the ACE/Chubb Companies under applicable non-bankruptcy law, or an order has been entered by this Court granting a claimant relief from the automatic stay or any stays or injunctions under the Plan or this Confirmation Order to proceed with its claim, and (C) all costs in relation to each of the foregoing, and (iii) the ACE/Chubb Companies to draw against any or all of the collateral or security provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable) in accordance with the ACE/Chubb Insurance Contracts and to hold the proceeds thereof as security for the obligations of the Debtors (and the Reorganized Debtors, as applicable) and/or apply such proceeds to the obligations of the Debtors (and the Reorganized Debtors, as applicable) under the ACE/Chubb Insurance Contracts, in such order as the ACE/Chubb Companies may determine. Upon the Effective Date, all Proofs of Claim and pending motions for allowance of any Administrative Claim for on account of or in respect of the ACE/Chubb Insurance Contracts shall be deemed withdrawn automatically and without further notice to or action by the Bankruptcy Court.

TT.	Soto Class Action.

164. Notwithstanding any other provision in the Plan to the contrary, as currently exists or as may hereafter be modified or amended, the injunction set forth in Article VIII.F of the Plan shall not apply to current or amended direct, non-derivative causes of action and direct, non-derivative claims for relief which are pending or may be asserted against current or former directors and officers of the Debtors by current and former shareholders of Horsehead Holding or by parties that are not otherwise Releasing Parties in the securities class-action lawsuit pending in the United States District Court for the District of Delaware, titled Soto v. Hensler, Civil Action No. 16-CV-292.

165. To the extent any provision of the Plan conflicts with paragraphs 164 and 165 of this Confirmation Order, the terms of this Confirmation Order shall govern.

UU.	Securities Actions.

166. Notwithstanding any other provision in the Plan to the contrary as currently exists or as may hereafter be modified or amended, but subject to Article VIII.G of the Plan, the injunction set forth in Article VIII.F of the Plan shall not apply to direct, non-derivative causes of action and direct, non-derivative claims for relief that are pending or may be asserted against current or former directors and officers of the Debtors by current and/or former shareholders of Horsehead Holding or by parties that are not otherwise Releasing Parties.

VV.	Utility Order.

167. On or as reasonably practicable after the Effective Date, the Reorganized Debtors are authorized to withdraw the funds held in the segregated escrow account pursuant to the Final Order (I) Determining Adequate Assurance of Payment for Future Utility Services, (II) Prohibiting Utility Companies from Altering, Refusing, or Discontinuing Services, (III) Establishing Procedures for Determining Adequate Assurance of Payment, and (IV) Granting Related Relief [Docket No. 239] (the “Utility Order”), and the Reorganized Debtors shall have no further obligations to comply with the Utility Order. If applicable, all utilities, including any Person or Entity that received a deposit or other form of adequate assurance of performance under section 366 of the Bankruptcy Code during these Chapter 11 Cases in compliance with the Utility Order or otherwise, must return such deposit or other form of adequate assurance of performance to the Debtors or the Reorganized Debtors, as the case may be, on or before the Effective Date; provided, that, with the Debtors’ prior consent, any such utility may apply such deposit or other form of adequate assurance of performance to the Reorganized Debtors’ account within thirty (30) days of the Effective Date.

WW.	Federal Communications Commission.

168. No provision in the Plan or this Confirmation Order relieves the Debtors or the Reorganized Debtors from their obligations to comply with the Communications Act of 1934, as amended, and the rules, regulations, and orders promulgated thereunder by the Federal Communications Commission (the “FCC”). No transfer of control of a Debtor of a license, including any federal license or authorization issued by the FCC, shall take place prior to the issuance of FCC regulatory approval for such transfer of control or transfer or license or authorization pursuant to applicable FCC regulations. The FCC’s rights and powers to take any action pursuant to its regulatory authority, including, but not limited to, imposing any regulatory conditions on such transfers, are fully preserved, and nothing herein shall proscribe or constrain the FCC’s exercise of such power or authority.

XX.	Dissolution of Committees.

169. On the Effective Date, each of the Creditors’ Committee and the Equity Committee shall be dissolved and their respective members shall be deemed released of all their duties, responsibilities, and obligations in connection with these Chapter 11 Cases and the Plan and its implementation, and the retention of the Creditors’ Committee’s and Equity Committee’s Professionals shall be terminated as of the Effective Date, except that the Professionals for the Creditors’ Committee and Equity Committee shall be authorized to file, prosecute, and seek allowance of their final and interim fee applications and reimbursement of their respective member expenses.

YY.	Authorization to Consummate.

170. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), and 7062, and notwithstanding any other applicable provision of the Bankruptcy Code or the Bankruptcy Rules to the contrary, this Confirmation Order shall be effective and enforceable immediately upon entry and its provisions shall be self-executing, and the period in which an appeal must be filed shall commence upon the entry hereof. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order, subject to the satisfaction or waiver (by the required parties, in accordance with Article IX.C of the Plan) of the conditions precedent to the Effective Date set forth in Article IX.B of the Plan; provided, however, that (a) the condition in Article IX.B.5 of the Plan may not be waived without the consent of the Information Officer, (b) the condition in Article IX.B.7 of the Plan with respect to payment of fees and expenses of any Prepetition Indenture Trustee or its professionals may not be waived without consent of the applicable Prepetition Indenture Trustee, and (c) the condition in Article I.X.B.10 of the Plan may not be waived without the consent of the Creditors’ Committee.

ZZ.	Substantial Consummation.

171. Following the Effective Date, and subject to the Reorganized Debtors Filing a notice confirming that the initial distributions required to be made on the Initial Distribution Date were made to (a) Holders of Allowed Claims entitled to distributions of securities under the Plan, and (b) Holders of all other Allowed Claims, including Allowed Other General Unsecured Claims and Allowed Zochem General Unsecured Claims, the Plan shall be deemed to be substantially consummated under sections 1102 and 1127 of the Bankruptcy Code.

Dated:	9/9, 2016	/s/ Christopher S. Sontchi
	Wilmington, Delaware	The Honorable Christopher S. Sontchi
United States Bankruptcy Judge

Exhibit B

Notice of Confirmation

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
HORSEHEAD HOLDING CORP., et al.,[1]	)	Case No. 16-10287 (CSS)
)
Debtors.	)	Jointly Administered
)
	)	Re: Docket No.

NOTICE OF (I) ENTRY OF CONFIRMATION ORDER,

(II) OCCURRENCE OF EFFECTIVE DATE, AND (III) RELATED BAR DATES

PLEASE TAKE NOTICE THAT on [●], 2016, the United States Bankruptcy Court for the District of Delaware (the “Court”) confirmed the Debtors’ Second Amended Joint Plan of Reorganization Pursuant To Chapter 11 of the Bankruptcy Code filed on July 15, 2016 [Docket No. 1309] (the “Plan”), which was attached as Exhibit A to the Findings of Fact, Conclusions of Law, and Order Confirming Debtors’ Second Amended Joint Plan of Reorganization Pursuant To Chapter 11 of the Bankruptcy Code [Docket No. [●]] (the “Confirmation Order”).2 On September [●], 2016, the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) granted an order (the “Recognition Order”) recognizing and enforcing the Confirmation Order in Canada.

PLEASE TAKE FURTHER NOTICE THAT the Effective Date, as defined in the Plan, occurred on [●], 2016.

PLEASE TAKE FURTHER NOTICE THAT pursuant to Article V.B. of the Plan, unless otherwise provided by a Final Order of the Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Court no later than 21 days after notice of such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Estates, or their property, without the need for any objection by the Debtors or further notice to, action, order, or approval of the Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.F of the Plan, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Horsehead Holding Corp. (7377); Horsehead Corporation (7346); Horsehead Metal Products, LLC (6504); The International Metals Reclamation Company, LLC (8892); and Zochem Inc. (4475). The Debtors’ principal offices are located at 4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania 15205.
[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Confirmation Order.

PLEASE TAKE FURTHER NOTICE THAT except as otherwise provided by a Final Order previously entered by the Court (including the OCP Order) or as provided by Article II.B of the Plan, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Debtors no later than the Administrative Claims Bar Date, which shall be the later of (a) the deadline established by the Bankruptcy Court pursuant to the Claims Bar Date Order and (b) the first Business Day that is forty-five (45) days following the Effective Date, pursuant to the procedures specified in the Claims Bar Date Order. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not file and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the requesting party by the Administrative Claims Objection Bar Date.

PLEASE TAKE FURTHER NOTICE THAT all final requests for payment of Professional Fee Claims must be filed with the Court and served on the Debtors (or the Reorganized Debtors), and counsel to the Requisite Plan Sponsors no later than the first Business Day that is 60 days after the Effective Date.

PLEASE TAKE FURTHER NOTICE THAT the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim or Interest and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan, and whether or not such Holder or Entity voted to accept the Plan.

PLEASE TAKE FURTHER NOTICE THAT the Plan, the Confirmation Order, and other documents and materials filed in the Chapter 11 Cases may be obtained at no charge from from Epiq Bankruptcy Solutions, LLC, voting agent retained by the Debtors in these chapter 11 cases, by: (a) calling the Debtors’ restructuring hotline at (800) 572-0455; (b) visiting the Debtors’ restructuring website at: http://dm.epiq11.com/Horsehead; or (c) writing to Epiq Bankruptcy Solutions, LLC, Attn: Horsehead Holding Corp. Ballot Processing Department, 777 Third Avenue 12th Floor, New York, New York 10017. You may also obtain copies of any pleadings filed in these chapter 11 cases for a fee via PACER at: http://www.deb.uscourts.gov. Information regarding the recognition proceedings before the Canadian Court and the Recognition Order may be obtained from Richter Advisor Group Inc. in its capacity as Information Officer appointed in the recognition proceedings by: (a) calling Pritesh Patel, MBA, CFA, CIRP at (416) 642-9421; (b) by visiting http://www.richter.ca/en/folder/insolvency-cases/h/horsehead-holdings; or (c) by emailing ppatel@richter.ca.

Wilmington, Delaware	/s/ DRAFT
Dated: [ ], 2016	Laura Davis Jones (DE Bar No. 2436)
James E. O’Neill (DE Bar No. 4042)
Joseph M. Mulvihill (DE Bar No. 6061)
PACHULSKI STANG ZIEHL & JONES LLP
919 North Market Street, 17th Floor
P.O. Box 8705
Wilmington, Delaware 19899-8705 (Courier 19801)
	Telephone:	(302) 652-4100
	Facsimile:	(302) 652-4400
	Email:	ljones@pszjlaw.com
joneill@pszjlaw.com
jmulvihill@pszjlaw.com

- and -

James H.M. Sprayregen, P.C. Patrick J. Nash Jr., P.C. (admitted pro hac vice)
Ryan Preston Dahl (admitted pro hac vice)
Angela M. Snell (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle
Chicago, Illinois 60654
	Telephone:	(312) 862-2000
	Facsimile:	(312) 862-2200
	Email:	james.sprayregen@kirkland.com
patrick.nash@kirkland.com
ryan.dahl@kirkland.com

Proposed Co-Counsel for the Debtors and Debtors in Possession